Interconnection Agreement

Between

Windstream Kentucky East, Inc.

&

SouthEast Telephone, Inc.

SouthEast Telephone, Inc.
DATE

GENERAL TERMS AND CONDITIONS		1

1.0	Introduction	1
2.0	Effective Date	1
3.0	Intervening Law	1
4.0	Term of Agreement	2
5.0	Assignment	3
6.0	Confidential and Proprietary Information	3
7.0	Liability and Indemnification	4
7.1	Limitation of Liabilities	4
7.2	No Consequential Damages	5
7.3	Obligation to Indemnify	5
7.4	Obligation to Defend; Notice; Cooperation	6
8.0	Payment of Rates and Late Payment Charges	6
9.0	Dispute Resolution	8
9.5	Conflicts	10
10.0	INTENTIONALLY LEFT BLANK	11
11.0	Notices	11
12.0	Taxes	11
13.0	Force Majeure	13
14.0	Publicity	13
15.0	Network Maintenance and Management	13
16.0	Law Enforcement and Civil Process	14
16.1	Intercept Devices	14
16.2	Subpoenas	14
16.3	Law Enforcement Emergencies	14
17.0	Changes in Subscriber Carrier Selection	15
18.0	Amendments or Waivers	15
19.0	Authority	16
20.0	Binding Effect	16
21.0	Consent	16
22.0	Expenses	16
23.0	Headings	16
24.0	Relationship of Parties	16
25.0	Conflict of Interest	17
26.0	Multiple Counterparts	17
27.0	Third Party Beneficiaries	17
28.0	Regulatory Approval	17
29.0	Trademarks and Trade Names	17
30.0	Regulatory Authority	17
31.0	Verification Reviews	18
32.0	Complete Terms	19
33.0	Cooperation on Preventing End User Fraud	19
34.0	Notice of Network Changes	19
35.0	Modification of Agreement	19
36.0	Responsibility of Each Party	19
37.0	INTENTIONALLY LEFT BLANK	20
38.0	Governmental Compliance	20
39.0	Responsibility for Environmental Contamination	20
40.0	Subcontracting	20
41.0	Referenced Documents	21

SouthEast Telephone, Inc.
DATE

42.0	Severability	21
43.0	Survival of Obligations	21
44.0	Governing Law	21
45.0	Other Obligations of SouthEast	21
46.0	Customer Inquiries	22
47.0	Disclaimer of Warranties	22
48.0	Territories	22
49.0	INTENTIONALLY LEFT BLANK	23
50.0	INTENTIONALLY LEFT BLANK	23
51.0	INTENTIONALLY LEFT BLANK	23
52.0	INTENTIONALLY LEFT BLANK	23
53.0	Definitions and Acronyms	23
53.1	Definitions	23
53.2	Acronyms	23
54.0	INTENTIONALLY LEFT BLANK	24
55.0	INTENTIONALLY LEFT BLANK	24
56.0	INTENTIONALLY LEFT BLANK	24
58.0	Other Requirements and Attachments	24

ATTACHMENT 1: INTENTIONALLY LEFT BLANK		26

ATTACHMENT 2: RESALE		27

1.0	General Provisions	27
2.0	General Obligations	29
3.0	Establishment of Service	30
4.0	Maintenance of Services	31
5.0	Discontinuance of Service	32
5.1	End User Disconnect Procedures	32
6.0	Dispute Resolution	32
6.5	Conflicts	35
7.0	Termination of Service to SouthEast	35
8.0	Billing and Payments	36
9.0	Customer Usage Data	37

ATTACHMENT 3: INTENTIONALLY LEFT BLANK		39

ATTACHMENT 4: NETWORK INTERCONNECTION ARCHITECTURE		40
1.0	Scope	40
2.0	Interconnection	40
3.0	Signaling Requirements	41
4.0	Interconnection and Trunking Requirements	42
4.1	Local Traffic and IntraLATA Traffic	42
4.2	Trunking and Facilities	43
5.0	Network Management	43
5.1	Protective Protocols	43
5.2	Expansive Protocols	44
5.3	Mass Calling	44
6.0	Forecasting/Servicing Responsibilities	44
7.0	Trunk Servicing	44

ATTACHMENT 5: INTENTIONALLY LEFT BLANK		46

ATTACHMENT 6: UNBUNDLED NETWORK ELEMENTS (UNES)		47

1.0	Introduction	47
2.0	Unbundled Loops	48
3.0	Network Interface Device (NID)	49
4.0	Cross-Connects	50

SouthEast Telephone, Inc.
DATE

5.0	Provisioning/Maintenance of Network Elements on an Unbundled Basis	50
6.0	Maintenance of Elements	51
7.0	Performance of Network Elements	51
8.0	Pricing	52
8.5	Recurring Charges	52
8.6	Non-Recurring Charges	52
Exhibit A: UNE Price List		54

ATTACHMENT 7: COLLOCATION		55

ATTACHMENT 8: INTENTIONALLY LEFT BLANK		56

ATTACHMENT 9: DIRECTORIES		57

1.0	Introduction	57
2.0	Service Provided - Resale	57
3.0	Service Provided - Other	58
4.0	Limitation of Liability and Indemnification	60
5.0	Pricing	60
EXHIBIT A: DIRECTORIES PRICE LIST		61

ATTACHMENT 10: INTENTIONALLY LEFT BLANK		62

ATTACHMENT 11: INTENTIONALLY LEFT BLANK		63

ATTACHMENT 12: COMPENSATION		64

1.0	Introduction	64
2.0	Responsibilities of the Parties	64
3.0	Reciprocal Compensation for Termination of Local Traffic	65
4.0	Compensation for Transit Traffic	65
5.0	Compensation for Termination of IntraLATA and Interstate Interexchange Traffic	66
6.0	Compensation for Origination and Termination of Switched Access Service Traffic to or from an IXC (Meet-Point Billing (MPB) Arrangements)	66
7.0	Billing Arrangements for Compensation for Termination of IntraLATA, Local Traffic	67
8.0	Alternate Billed Traffic	67
9.0	Issuance of Bills	68

ATTACHMENT 13: NUMBERING		69

1.0	Numbering	69
2.0	NXX Migration	69

ATTACHMENT 14: NUMBER PORTABILITY		70

1.0	Service Provider Number Portability (SPNP)	70
2.0	Terms, Conditions Under Which Windstream Will Provide SPNP	70
3.0	Obligations of SouthEast	71
4.0	Obligations of Both Parties	71
5.0	Limitations of Service	71
6.0	Service Provider Number Portability (SPNP) Bona Fide Request (BFR) Process	72

ATTACHMENT 15: INTENTIONALLY LEFT BLANK		73

ATTACHMENT 16: INTENTIONALLY LEFT BLANK		74

ATTACHMENT 17: INTENTIONALLY LEFT BLANK		75

ATTACHMENT 18: PERFORMANCE MEASURES		76

1.0	General	76
2.0	Interconnection	76
2.1	Trunk Provisioning Intervals	76

SouthEast Telephone, Inc.
DATE

2.2	Trunking Grade of Service	76
2.3	Trunk Service Restoration	77
3.0	Maintenance Intervals	77
4.0	Local Service Provisioning Intervals	77
4.1	Local Service Request (LSR)	77
4.2	Local Service Request Confirmation (LSCN)	78
4.3	Performance Expectation	78

ATTACHMENT 19: BONA FIDE REQUEST (BFR) PROCESS		79

ATTACHMENT 20: DEFINITIONS		80

ATTACHMENT 21: ACRONYMS		83

APPENDIX A – Billing Dispute Form		84

Appendix B: Price List		86

SouthEast Telephone, Inc.
DATE

General Terms & Conditions

GENERAL TERMS AND CONDITIONS

This Agreement (“Agreement”) is between, SouthEast Telephone Inc. (“SouthEast”) and Windstream Kentucky East, Inc. (“Windstream”) a Commonwealth of Kentucky corporation, having an office at 4001 Rodney Parham Road, Little Rock, Arkansas, 72212. (Windstream and SouthEast may be referred to hereinafter, each, individually as a “Party”, and, collectively as the “Parties”).

WHEREAS, pursuant to the Telecommunications Act of 1996 (the “Act”), the Parties wish to establish terms for the provision of certain services and Ancillary Functions as designated in the Attachments hereto for the purpose of determining the rates, terms, and conditions for the interconnection of the Parties’ Telecommunications networks within the territories as listed Section 48.0 in the Commonwealth of Kentucky.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of this Agreement, the Parties hereby agree as follows:

1.0	Introduction

1.1
This Agreement, in accordance with §§251 and 252 of the Act, sets forth the terms, conditions and prices under which Windstream may provide (a) services for interconnection, and (b) Ancillary Functions to SouthEast.  The specific services, functions, or facilities that Windstream agrees to provide are those specifically identified in appendixes attached to this Agreement, and executed simultaneously with this general terms and conditions.  Further this Agreement sets forth the terms, conditions, and prices under which SouthEast will provide services to Windstream, where applicable.

1.2	This Agreement includes and incorporates herein the Attachments of this Agreement, and all accompanying Appendices, Addenda and Exhibits.

1.3
The Parties acknowledge and agree that by entering into and performing in accordance with this Agreement, the Parties have not waived or relinquished any applicable exemptions that are provided by or available under the Act, including but not limited to those described in §251(f) of the Act, or under state law.

1.4
Prior to execution of this Agreement, SouthEast agrees to provide Windstream in writing SouthEast’s CLEC certification for the state covered by this Agreement prior to the filing of this Agreement with the appropriate Commission for approval.

2.0	Effective Date

2.1
The effective date of this Agreement will be May 1, 2007 (“the Effective Date”) and the interconnection agreement between the Parties filed with the Kentucky Public Service Commission dated with an effective date of December 13, 2004 is hereby terminated.

3.0	Intervening Law

3.1
In the event that any effective legislative, regulatory, judicial or other legal action materially changes any rule, law or judicial or administrative decision that was the basis of the requirement, obligation or right upon which any provision of this Agreement was negotiated, or materially impairs the ability of Windstream or SouthEast to perform any material terms of this Agreement, SouthEast or Windstream may, on thirty (30) days’ written notice require that such terms be renegotiated, and the Parties shall renegotiate in good faith such mutually acceptable new terms as may be required.  In the event that such new terms are not renegotiated within ninety (90) days after such notice, the Dispute shall be referred to the Dispute Resolution procedure set forth in Section 9.0.

SouthEast Telephone, Inc.
DATE

General Terms & Conditions

4.0	Term of Agreement

4.1	The Parties agree to the provisions of this Agreement for an initial term of eighteen (18) months (“ the Initial Term”) from the Effective Date of this Agreement.

4.2
If Either Party requests renegotiation of this Agreement, the Party desiring renegotiation shall provide written notice to the other Party at least one hundred twenty (120) days in advance of the date of termination.  Not later than thirty (30) days from receipt of said renegotiations request, the receiving Party will acknowledge receipt of the written request and the Parties will commence negotiation, which shall be conducted in good faith.  Except in cases in which this Agreement has been terminated for Default pursuant to Section 4.6 or has been terminated for any reason not prohibited by law pursuant to Section 4.5.

4.3
If, within one hundred and thirty-five (135) days of commencing the negotiation referred to in Section 4.2 above, the Parties are unable to negotiate new terms, conditions and prices for a Subsequent Agreement, either Party may petition the applicable state Commission to establish appropriate terms, conditions and prices for the Subsequent Agreement pursuant to 47 U.S.C. 252. Should the Commission decline jurisdiction, either Party may petition the FCC under the Act or resort to a commercial provider of arbitration services.

4.4
If either Party has requested negotiations and the Parties have not executed a subsequent agreement or filed arbitration at the applicable state commission, then this Agreement will terminate upon the date the arbitration window closes (the 160th day).  SouthEast will execute Windstream’s then current standard interconnection agreement with an effective date of the next day following the close of the arbitration window.  Failure by SouthEast to execute Windstream’s then current standard interconnection agreement, will result in termination of all services provided by Windstream to SouthEast.

4.5
In the event of Default, as defined in this §4.6, the non-defaulting Party may terminate this Agreement provided that the non-defaulting Party so advises the defaulting Party in writing (“Default Notice”) of the event of the alleged Default and the defaulting Party does not cure the alleged Default with sixty (60) after receipt of the Default Notice thereof.  Default is defined as:

4.5.1	Either Party’s insolvency or initiation of bankruptcy or receivership proceedings by or against the Party; or

4.5.2	A decision under §9.0, Dispute Resolution that a Party has materially breached any of the terms or conditions hereof, or

4.5.3
A Party has notified the other Party in writing of the other Party’s material breach of any of the material terms hereof, and the default remains uncured for sixty (60) days from receipt of such notice, provided, however, that if the alleged material breach involves a material interruption to, or a material degradation of, the E911 services provided under this Agreement, the cure period shall be five (5) days from receipt of such notice.

SouthEast Telephone, Inc.
DATE

General Terms & Conditions

5.0	Assignment

5.1
Any assignment by either Party to any non-affiliated entity of any right, obligation or duty, or of any other interest hereunder, in whole or in part, without the prior written consent of the other Party shall be void.  A Party may assign this Agreement in its entirety to an Affiliate of the Party without the consent of the other Party; provided, however, that the assigning Party shall notify the other Party in writing of such assignment thirty (30) days prior to the Effective Date thereof and, provided further, if the assignee is an assignee of SouthEast, the assignee must provide evidence of Commission CLEC certification.  The Parties shall amend this Agreement to reflect such assignments and shall work cooperatively to implement any changes required due to such assignment.  All obligations and duties of any Party under this Agreement shall be binding on all successors in interest and assigns of such Party.  No assignment or delegation hereof shall relieve the assignor of its obligations under this Agreement in the event that the assignee fails to perform such obligations.  Notwithstanding anything to the contrary in this Section, SouthEast shall not assign this Agreement to any Affiliate or non-affiliated entity unless either (1) SouthEast pays all bills, past due and current, under this Agreement, or (2) SouthEast’s assignee expressly assumes liability for payment of such bills.

5.2
As a minimum condition of any assignment or transfer of this Agreement (or any rights hereunder) that is permitted under or consented to by Windstream pursuant to this Section 5, SouthEast agrees that any change, modification or other activity required for Windstream to accommodate or recognize the successor to or assignee of SouthEast shall be a CLEC Change.  Windstream shall have no obligation to proceed with such activities nor shall any otherwise acceptable assignment or transfer be effective against Windstream until the Parties agree upon the charges that apply to such CLEC Change.

5.3
In the event that SouthEast makes any corporate name change (whether it involves a merger, consolidation, assignment or transfer, and including addition or deletion of a d/b/a), change in OCN/AECN, or makes or accepts a transfer or assignment of interconnection trunks or facilities (including leased facilities), or a change in any other CLEC identifier (collectively, a “CLEC Change”), SouthEast shall submit written notice to Windstream within thirty (30) days of the first action taken to implement such CLEC Change.  Within thirty (30) days following receipt of that notice, the Parties shall negotiate rates to compensate Windstream for the expenses to be incurred by Windstream to make the CLEC Change to the applicable Windstream databases, systems, records and/or recording announcement(s) for SouthEast branded/repair calls.  In addition, SouthEast shall compensate Windstream for any service order charges and/or service request charges, as specified in Appendix B, associated with such CLEC Change.  Windstream’s Agreement to implement a CLEC Change is conditioned upon SouthEast’s Agreement to pay all reasonable charges billed to SouthEast for such CLEC Change.

6.0	Confidential and Proprietary Information

6.1
For the purposes of this Agreement, confidential information means confidential or proprietary technical, Customer, End User, network, or business information disclosed by one Party (the "Discloser") to the other Party (the "Recipient"), which is disclosed by one Party to the other in connection with this Agreement, during negotiations or the term of this Agreement (“Confidential Information”).  Such Confidential Information shall automatically be deemed proprietary to the Discloser and subject to this §6.0, unless otherwise confirmed in writing by the Discloser.  All other information which is indicated and marked, as Confidential Information at the time of disclosure shall also be treated as Confidential Information under §6.0 of this Agreement.  The Recipient agrees (i) to use Confidential Information only for the purpose of performing under this Agreement, (ii) to hold it in confidence and disclose it to no one other than its employees or agents having a need to know for the purpose of performing under this Agreement, and (iii) to safeguard it from unauthorized use or disclosure using at least the same degree of care with which the Recipient safeguards its own Confidential Information. If the Recipient wishes to disclose the Discloser's Confidential Information to a third-party agent or consultant, such disclosure must be agreed to in writing by the Discloser, and the agent or consultant must have executed a written Agreement of nondisclosure and nonuse comparable to the terms of this Section.

SouthEast Telephone, Inc.
DATE

General Terms & Conditions

6.2
The Recipient may make copies of Confidential Information only as reasonably necessary to perform its obligations under this Agreement.  All such copies will be subject to the same restrictions and protections as the original and will bear the same copyright and proprietary rights notices as are contained on the original.

6.3
The Recipient agrees to return all Confidential Information to the Discloser in tangible form received from the Discloser, including any copies made by the Recipient within thirty (30) days after a written request is delivered to the Recipient, or to destroy all such Confidential Information if directed to do so by Discloser except for Confidential Information that the Recipient reasonably requires to perform its obligations under this Agreement.  If either Party loses or makes an unauthorized disclosure of the other Party's Confidential Information, it will notify such other Party immediately and use reasonable efforts to retrieve the lost or wrongfully disclosed information.

6.4
The Recipient will have no obligation to safeguard Confidential Information: (i) which was in the possession of the Recipient free of restriction prior to its receipt from the Discloser; (ii) after it becomes publicly known or available through no breach of this Agreement by the Recipient, (iii) after it is rightfully acquired by the Recipient free of restrictions on its disclosure, or (iv) after it is independently developed by personnel of the Recipient to whom the Discloser’s Confidential Information had not been previously disclosed.  In addition, either Party will have the right to disclose Confidential Information to any mediator, arbitrator, state or federal regulatory body, or a court in the conduct of any mediation, arbitration or approval of this Agreement, as long as, in the absence of an applicable protective order, the Discloser has been previously notified by the Recipient in time sufficient for the Recipient to undertake lawful measures to avoid disclosing such information and for Discloser to have reasonable time to seek or negotiate a protective order before or with any applicable mediator, arbitrator, state or regulatory body or a court.

6.5
The Parties recognize that an individual End User may simultaneously seek to become or be a Customer of both Parties.  Nothing in this Agreement is intended to limit the ability of either Party to use Customer specific information lawfully obtained from End Users or sources other than the Discloser, subject to applicable rules governing use of Customer Propriety Network Information (CPNI).

6.6	Each Party's obligations to safeguard Confidential Information disclosed prior to expiration or termination of this Agreement will survive such expiration or termination.

6.7
Except as otherwise expressly provided elsewhere in this Agreement, no license is hereby granted with respect to any patent, trademark, or copyright, nor is any such license implied solely by virtue of the disclosure of any Confidential Information.

6.8
Each Party agrees that the Discloser may be irreparably injured by a disclosure in breach of this Agreement by the Recipient or its representatives and the Discloser will be entitled to seek equitable relief, including injunctive relief and specific performance, in the event of any breach or threatened breach of the confidentiality provisions of this Agreement.  Such remedies will not be deemed to be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies available at law or in equity.

7.0	Liability and Indemnification

7.1	Limitation of Liabilities

With respect to any claim or suit for damages arising out of mistakes, omissions, defects in transmission, interruptions, failures, delays or errors occurring in the course of furnishing any service hereunder, the liability of the Party furnishing the affected service, if any, shall not exceed a credit for the actual cost of the services or functions not performed or improperly performed for the period of that particular service during which such mistakes, omissions, defects in transmission, interruptions, failures, delays or errors occurs and continues; provided, however, that any such mistakes, omissions, defects in transmission, interruptions, failures, delays, or errors which are caused by the gross negligence or willful, wrongful act or omission of the complaining Party or which arise from the use of the complaining Party's facilities or equipment shall not result in the imposition of any liability whatsoever upon the other Party furnishing service.

SouthEast Telephone, Inc.
DATE

General Terms & Conditions

7.2	No Consequential Damages

EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES SUFFERED BY SUCH OTHER PARTY (INCLUDING WITHOUT LIMITATION DAMAGES FOR HARM TO BUSINESS, LOST REVENUES, LOST SAVINGS, OR LOST PROFITS SUFFERED BY SUCH OTHER PARTY), REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, WARRANTY, STRICT LIABILITY, OR TORT, INCLUDING WITHOUT LIMITATION NEGLIGENCE OF ANY KIND WHETHER ACTIVE OR PASSIVE, AND REGARDLESS OF WHETHER THE PARTIES KNEW OF THE POSSIBILITY THAT SUCH DAMAGES COULD RESULT.  EACH PARTY HEREBY RELEASES THE OTHER PARTY (AND SUCH OTHER PARTY'S SUBSIDIARIES AND AFFILIATES, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS) FROM ANY SUCH CLAIM. NOTHING CONTAINED IN THIS SECTION WILL LIMIT EITHER PARTY’S LIABILITY TO THE OTHER PARTY FOR (i) WILLFUL OR INTENTIONAL MISCONDUCT (INCLUDING GROSS NEGLIGENCE) OR (ii) BODILY INJURY, DEATH, OR DAMAGE TO TANGIBLE REAL OR TANGIBLE PERSONAL PROPERTY.

7.3	Obligation to Indemnify

7.3.1
Each Party shall be indemnified and held harmless by the other Party against claims, losses, suits, demands, damages, costs, expenses, including reasonable attorneys’ fees (“Claims”), asserted, suffered, or made by third parties arising from (i) any act or omission of the indemnifying Party in connection with its performance or non-performance under his Agreement; and (ii) provision of the indemnifying Party's services or equipment, including but not limited to claims arising from the provision of the indemnifying Party's services to its End Users (e.g., claims for interruption of service, quality of service or billing disputes) unless such act or omission was caused by the negligence or willful misconduct of the indemnified Party.  Each Party shall also be indemnified and held harmless by the other Party against claims and damages of persons for services furnished by the indemnifying Party or by any of its subcontractors, under worker's compensation laws or similar statutes.

7.3.2
Each Party, as an Indemnifying Party agrees to release, defend, indemnify, and hold harmless the other Party from any claims, demands or suits that asserts any infringement or invasion of privacy or confidentiality of any person or persons caused or claimed to be caused, directly or indirectly, by the Indemnifying Party's employees and equipment associated with the provision of any service herein.  This provision includes but is not limited to suits arising from unauthorized disclosure of the End User’s name, address or telephone number.

7.3.3
Windstream makes no warranties, express or implied, concerning SouthEast’s (or any third party’s) rights with respect to intellectual property (including without limitation, patent, copyright and trade secret rights) or contract rights associated with SouthEast’s interconnection with Windstream’s network use or receipt of Windstream services.

SouthEast Telephone, Inc.
DATE

General Terms & Conditions

7.3.4
When the lines or services of other companies and carriers are used in establishing connections to and/or from points not reached by a Party's lines, neither Party shall be liable for any act or omission of the other companies or carriers.

7.4	Obligation to Defend; Notice; Cooperation

Whenever a claim arises for indemnification under this Section (the “Claim”), the relevant Indemnitee, as appropriate, will promptly notify the Indemnifying Party and request the Indemnifying Party to defend the same.  Failure to so notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that the Indemnifying Party might have, except to the extent that such failure prejudices the Indemnifying Party's ability to defend such Claim.  The Indemnifying Party will have the right to defend against such Claim in which event the Indemnifying Party will give written notice to the Indemnitee of acceptance of the defense of such Claim and the identity of counsel selected by the Indemnifying Party.  Except as set forth below, such notice to the relevant Indemnitee will give the Indemnifying Party full authority to defend, adjust, compromise, or settle such Claim with respect to which such notice has been given, except to the extent that any compromise or settlement might prejudice the Intellectual Property Rights of the relevant Indemnities.  The Indemnifying Party will consult with the relevant Indemnitee prior to any compromise or settlement that would affect the Intellectual Property Rights or other rights of any Indemnitee, and the relevant Indemnitee will have the right to refuse such compromise or settlement and, at such Indemnitee’s sole cost, to take over such defense of such Claim. Provided, however, that in such event the Indemnifying Party will not be responsible for, nor will it be obligated to indemnify the relevant Indemnitee against any damages, costs, expenses, or liabilities, including without limitation, attorneys’ fees, in excess of such refused compromise or settlement.  With respect to any defense accepted by the Indemnifying Party, the relevant Indemnitee will be entitled to participate with the Indemnifying Party in such defense if the Claim requests equitable relief or other relief that could affect the rights of the Indemnitee and also will be entitled to employ separate counsel for such defense at such Indemnitee's expense.  In the event the Indemnifying Party does not accept the defense of any indemnified Claim as provided above, the relevant Indemnitee will have the right to employ counsel for such defense at the expense of the Indemnifying Party, and the Indemnifying Party shall be liable for all costs associated with Indemnitee’s defense of such Claim including court costs, and any settlement or damages awarded the third party.  Each Party agrees to cooperate and to cause its employees and agents to cooperate with the other Party in the defense of any such Claim.

8.0	Payment of Rates and Late Payment Charges

8.1
Windstream, at its discretion may require SouthEast to provide Windstream a security deposit to ensure payment of SouthEast’s account.  The security deposit must be an amount equal to three (3) months anticipated charges (including, but not limited to, recurring, non-recurring, termination charges and advance payments), as reasonably determined by Windstream, for the interconnection, resale services, network elements, collocation or any other functions, facilities, products or services to be furnished by Windstream under this Agreement.

8.1.1
Such security deposit shall be a cash deposit or other form of security acceptable to Windstream.  Any such security deposit may be held during the continuance of the service as security for the payment of any and all amounts accruing for the service.

8.1.2	If a security deposit is required, such security deposit shall be made prior to the activation of service.

8.1.3
The fact that a security deposit has been provided in no way relieves SouthEast from complying with Windstream's regulations as to advance payments and the prompt payment of bills on presentation nor does it constitute a waiver or modification of the regular practices of Windstream providing for the discontinuance of service for non-payment of any sums due Windstream.

SouthEast Telephone, Inc.
DATE

General Terms & Conditions

8.1.4
Windstream reserves the right to increase the security deposit requirements when, in its sole judgment, circumstances so warrant and/or gross monthly billing has increased beyond the level initially used to determine the security deposit.

8.1.5
In the event that SouthEast is in breach of this Agreement, service to SouthEast may be terminated by Windstream; any security deposits applied to its account and Windstream may pursue any other remedies available at law or equity.

8.1.6
In the case of a cash deposit, interest at a rate as set forth in the appropriate Windstream tariff shall be paid to SouthEast during the possession of the security deposit by Windstream.  Interest on a security deposit shall accrue annually and, if requested, shall be annually credited to SouthEast by the accrual date.

8.2	Windstream may, but is not obligated to, draw on the cash deposit, as applicable, upon the occurrence of any one of the following events.

8.2.1	SouthEast owes Windstream undisputed charges under this Agreement that are more than thirty (30) calendar days past due; or

8.2.2
SouthEast admits its inability to pay its debts as such debts become due, has commenced a voluntary case (or has had an involuntary case commenced against it) under the U.S. Bankruptcy Code or any other law relating to insolvency, reorganization, wind-up, composition or adjustment of debts or the like, has made an assignment for the benefit of creditors or, is subject to a receivership or similar proceeding; or

8.2.3	The expiration or termination of this Agreement.

8.3	If Windstream draws on the security deposit, upon request by Windstream, SouthEast will provide a replacement deposit conforming to the requirements of Section 8.1.

8.4
Except as otherwise specifically provided elsewhere in this Agreement, the Parties will pay all rates and charges due and owing under this Agreement within thirty (30) days of the invoice date in immediately available funds.  The Parties represent and covenant to each other that all invoices will be promptly processed and mailed in accordance with the Parties’ regular procedures and billing systems.

8.4.1
If the payment due date falls on a Sunday or on a Holiday which is observed on a Monday, the payment due date shall be the first non-Holiday following such Sunday or Holiday.  If the payment due date falls on a Saturday or on a Holiday which is observed on Tuesday, Wednesday, Thursday, or Friday, the payment due date shall be the last non-Holiday preceding such Saturday or Holiday.  If payment is not received by the payment due date, a late penalty, as set forth in §8.5 and 8.6 below, will be assessed.

8.5
If the amount billed is received by the billing Party after the payment due date or if any portion of the payment is received by the billing Party in funds which are not immediately available to the billing Party, then a late payment charge will apply to the unpaid balance.

8.6
Except as otherwise specifically provided in this Agreement interest on overdue invoices will apply at the lesser of the highest interest rate (in decimal value) which may be levied by law for commercial transactions, compounded daily and applied for each month or portion thereof that an outstanding balance remains, or shall not exceed 0.0004930 compounded daily and applied for each month or portion thereof that an outstanding balance remains.

SouthEast Telephone, Inc.
DATE

General Terms & Conditions

9.0	Dispute Resolution

9.1	Notice of Disputes

Notice of a valid contractual dispute must be in writing, specifically documenting the nature of the dispute, and must include a detailed description of the underlying dispute (the “Dispute Notice”).  Billing disputes must be submitted on the Billing Dispute Form contained in Appendix A or the dispute will not be accepted as a valid billing dispute and therefore rejected by the billing Party.  The billing dispute form must be completed with all fields populated by the disputing Party or the form will be rejected by the billing Party.

9.1.1	Billing Disputes

The disputing Party must submit billing disputes (“Billing Disputes”) to the billing Party on the Billing Dispute Form contained in Appendix A by the due date on the disputed bill. The dispute form must be complete, with all fields populated with the required information for the billable element in dispute.  If the billing dispute form is not complete with all information, the dispute will be rejected by the billing Party.  After receipt of a completed dispute, the billing Party will review to determine the accuracy of the billing dispute.  If the billing Party determines the dispute is valid, the billing Party will credit the disputing Party’s bill by the next bill date.  If the billing Party determines the billing dispute is not valid, the disputing Party may escalate the dispute as outlined in section 9.1.1.1.  If escalation of the billing dispute does not occur within the 30 days as outlined below, the disputing Party must remit payment for the disputed charge, including late payment charges, to the billing Party by the next bill date and these charges are no longer considered disputed charges.  The Parties will endeavor to resolve all Billing Disputes within sixty (60) calendar days from receipt of the Dispute Form.

9.1.1.1
Resolution of the dispute is expected to occur at the first level of management, resulting in a recommendation for settlement of the dispute and closure of a specific billing period.  If the issues are not resolved within the allotted time frame, the following resolution procedure will be implemented:

9.1.1.1.1
If the dispute is not resolved within thirty (30) calendar days of receipt of the Dispute Notice, the dispute will be escalated to the second level of management for each of the respective Parties for resolution.  If the dispute is not resolved within sixty (60) calendar days of the notification date, the dispute will be escalated to the third level of management for each of the respective Parties for resolution.

9.1.1.1.2
If the dispute is not resolved within ninety (90) calendar days of the receipt of the Dispute Form, the dispute will be escalated to the fourth level of management for each of the respective Parties for resolution.

9.1.1.1.3
Each Party will provide to the other Party an escalation list. for resolving billing disputes  The escalation list will contain the name, title, phone number, fax number and email address for each escalation point identified in this section 9.1.1.1.

9.1.1.1.4
If the dispute is not resolved within one hundred twenty (120) days of receipt of the Dispute Form or either Party is not operating in good faith to resolve the dispute, the Formal Dispute Resolution process, outlined in section 9.4, may be invoked.

SouthEast Telephone, Inc.
DATE

General Terms & Conditions

9.1.1.2
If the disputing Party disputes a charge and does not pay such charge by the payment due date, such charges shall be subject to late payment charges as set forth in subsection 8.6 above.  If the disputing Party disputes charges and the dispute is resolved in favor of the disputing Party, the billing Party shall credit the bill of the disputing Party for the amount of the disputed charges, along with any late payment charges assessed, by the next billing cycle after the resolution of the dispute.  Accordingly, if the disputing Party disputes charges and the dispute is resolved in favor of the billing Party, the disputing Party shall pay the billing Party the amount of the disputed charges and any associated late payment charges, by the next billing due date after the resolution of the dispute.

9.1.1.3
For purposes of this subsection 9.1.1, a billing dispute shall not include the refusal to pay other amounts owed to a Party pending resolution of the dispute.  Claims by the disputing Party for damages of any kind will not be considered a Bona Fide Dispute for purposes of this subsection 9.1.1.  A Party’s failure to pay all undisputed amounts by the due date listed on the bill, is a material breach of this Agreement.

9.1.1.4
Once the billing dispute has been processed in accordance with this subsection 9.1.1, the disputing Party will make immediate payment on any of the disputed amount owed to the billing Party, or the billing Party shall have the right to pursue normal treatment procedures.  Any credits due to the disputing Party resulting from the Dispute process will be applied to the disputing Party's account by the billing Party immediately upon resolution of the dispute.

9.1.1.5	Neither Party shall bill the other Party for charges incurred more than twelve (12) months after the service is provided to the non-billing Party.

9.1.2	All Other Disputes

All other disputes (i.e., contractual disputes) shall be valid only if reasonable within the scope of this Agreement, and the applicable statute of limitations shall govern such disputes.

9.2	Alternative to Litigation

9.2.1
The Parties desire to resolve disputes arising out of this Agreement without litigation.  Accordingly, except for action seeking a temporary restraining order, an injunction, or similar relief from the PUC related to the purposes of this Agreement, or suit to compel compliance with this Dispute Resolution process, the Parties agree to use the following Dispute Resolution procedure with respect to any controversy or claim arising out of or relating to this Agreement or its breach.

9.2.2
Each Party agrees to promptly notify the other Party in writing of a dispute and may in the Dispute Notice invoke the informal dispute resolution process described in §9.4.  The Parties will endeavor to resolve the dispute within thirty (30) days after the date of the Dispute Notice.

SouthEast Telephone, Inc.
DATE

General Terms & Conditions

9.3	Informal Resolution of Disputes

In the case of any dispute and upon receipt of the Dispute Notice each Party will appoint a duly authorized representative knowledgeable in telecommunications matters, to meet and negotiate in good faith to resolve any dispute arising under this Agreement.  The location, form, frequency, duration, and conclusion of these discussions will be left to the discretion of the representatives.  Upon Agreement, the representatives may, but are not obligated to, utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations.  Discussions and the correspondence among the representatives for purposes of settlement are exempt from discovery and production and will not be admissible in the arbitration described below or in any lawsuit without the concurrence of both Parties.  Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and, if otherwise admissible, may be admitted in evidence in the arbitration or lawsuit.  Unless otherwise provided herein, or upon the Parties’ Agreement, either Party may invoke formal dispute resolution procedures including arbitration or other procedures as appropriate, not earlier than thirty (30) days after the date of the Dispute Notice, provided the Party invoking the formal dispute resolution process has in good faith negotiated, or attempted to negotiate, with the other Party.

9.4	Formal Dispute Resolution

9.4.1
The Parties agree that all unresolved disputes arising under this Agreement, including without limitation, whether the dispute in question is subject to arbitration, may be submitted to PUC for resolution in accordance with its dispute resolution process and the outcome of such process will be binding on the Parties, subject to any right to appeal a decision reached by the PUC under applicable law.

9.4.2
If the PUC does not have or declines to accept jurisdiction over any dispute arising under this Agreement, either Party may proceed with any remedy available to it pursuant to law, equity or agency mechanisms; provided that, upon mutual agreement of the Parties, such disputes may also be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.  A Party may demand such arbitration in accordance with the procedures set out in those rules.  Discovery shall be controlled by the arbitrator and shall be permitted to the extent set out in this section or upon approval or order of the arbitrator.  Each Party may submit in writing to a Party, and that Party shall so respond, to a maximum of any combination of thirty-five (35) (none of which may have subparts) of the following: interrogatories; demands to produce documents; requests for admission. Additional discovery may be permitted upon mutual Agreement of the Parties.  The arbitration hearing shall be commenced within ninety (90) days of the demand for arbitration. The arbitration shall be held in Kentucky, unless otherwise agreed to by the Parties or required by the FCC.  The arbitrator shall control the scheduling so as to process the matter expeditiously.  The Parties shall submit written briefs five days before the hearing.  The arbitrator shall rule on the dispute by issuing a written opinion within thirty (30) days after the close of hearings.  The arbitrator has no authority to order punitive or consequential damages.  The times specified in this section may be extended upon mutual Agreement of the Parties or by the arbitrator upon a showing of good cause.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

9.4.3
Each Party shall bear its own costs of these procedures unless the Kentucky PUC or other presiding arbitrator, if any, rules otherwise.  A Party seeking discovery shall reimburse the responding Party for the costs of production of documents (including search time and reproduction costs).

9.5	Conflicts

9.5.1
The Parties agree that the Dispute Resolution procedures set forth in this Agreement are not intended to conflict with applicable requirements of the Act or the state commission with regard to procedures for the resolution of disputes arising out of this Agreement and do not preclude a Party from seeking relief under applicable rules or procedures of the PUC.

SouthEast Telephone, Inc.
DATE

General Terms & Conditions

10.0	INTENTIONALLY LEFT BLANK

11.0	Notices

11.1
Except as otherwise specifically provided in this Agreement, all notice, consents, approvals, modifications, or other communications to be given under this Agreement shall be in writing and sent postage prepaid by registered mail return receipt requested.  Notice may also be effected by personal delivery or by overnight courier.  All notices will be effective upon receipt, and should be directed to the following:

If to SouthEast:
SouthEast Telephone, Inc.
106 Scott Avenue
Pikeville, KY 41501
Phone number: 606-432-3000

If to Windstream:
Windstream
Attn:  Staff Manager – Interconnection Services
4001 Rodney Parham Road
1170 B3F03-84A
Little Rock, AR 72212

Copy to:
Windstream
Attn:  Windstream Regulatory Department
1170 B1F03-53A
Little Rock, AR 72212

11.2
Either Party may unilaterally change its designated representative and/or address, telephone contact number or facsimile number for the receipt of notices by giving seven (7) days' prior written notice to the other Party in compliance with this Section.

12.0	Taxes

12.1
Each Party purchasing services hereunder shall pay or otherwise be responsible for all federal, state, or local sales, use, excise, gross receipts, transaction or similar taxes, fees or surcharges (hereinafter “Tax”) levied against or upon such purchasing Party (or the providing Party when such providing Party is permitted to pass along to the purchasing Party such taxes, fees or surcharges), except for any tax on either Party's corporate existence, status or income.  Whenever possible, these amounts shall be billed as a separate item on the invoice.  Purchasing Party may be exempted from certain taxes if purchasing Party provides proper documentation, e.g., reseller certificate, from the appropriate taxing authority.  Failure to timely provide said resale tax exemption certificate will result in no exemption being available to the purchasing Party until such time as the purchasing Party presents a valid certification.

12.2
With respect to any purchase of services, facilities or other arrangements, if any Tax is required or permitted by applicable law to be collected from the purchasing Party by the providing Party, then (i) the providing Party shall bill the purchasing Party for such Tax, (ii) the purchasing Party shall remit such Tax to the providing Party and (iii) the providing Party shall remit such collected Tax to the applicable taxing authority, except as otherwise indicated below.

SouthEast Telephone, Inc.
DATE

General Terms & Conditions

12.3
The Parties agree that each Party shall generally be responsible for collecting and remitting to the appropriate city, any franchise fees or taxes for use of city rights of way, in accordance with the terms of that Party’s franchise Agreement. In the event a city attempts to collect from both Parties to pay franchise fees or taxes on the same revenues with respect to resold services or unbundled network elements then ‘CLEC ACROYMN TXT” shall be responsible for paying all fees and taxes in full.

12.4
With respect to any purchase hereunder of services, facilities or arrangements that are resold to a third party, if any Tax is imposed by applicable law on the End User in connection with any such purchase, then  (i) the purchasing Party shall be required to impose and/or collect such Tax from the End User and (ii) the purchasing Party shall remit such Tax to the applicable taxing authority.  The purchasing Party agrees to indemnify and hold harmless the providing Party on an after-tax basis for any costs incurred by the providing Party as a result of actions taken by the applicable taxing authority to collect the Tax from the providing Party due to the failure of the purchasing Party to pay or collect and remit such tax to such authority.

12.5
If the providing Party fails to collect any Tax as required herein, then, as between the providing Party and the purchasing Party, (i) the purchasing Party shall remain liable for such uncollected Tax and (ii) the providing Party shall be liable for any penalty and interest assessed with respect to such uncollected Tax by such authority.  However, if the purchasing Party fails to pay any taxes properly billed, then, as between the providing Party and the purchasing Party, the purchasing Party will be solely responsible for payment of the taxes, penalty and interest.

12.6
If the purchasing Party fails to impose and/or collect any Tax from End Users as required herein, then, as between the providing Party and the purchasing Party, the purchasing Party shall remain liable for such uncollected Tax and any interest and penalty assessed thereon with respect to the uncollected Tax by the applicable taxing authority.  With respect to any Tax that the purchasing Party has agreed to pay or impose on and/or collect from End Users, the purchasing Party agrees to indemnify and hold harmless the providing Party on an after-tax basis for any costs incurred by the providing Party as a result of actions taken by the applicable taxing authority to collect the Tax from the providing Party due to the failure of the purchasing Party to pay or collect and remit such Tax to such authority.

12.7
All notices, affidavits, exemption certificates or other communications required or permitted to be given by either Party to the other Party under this §12.0, shall be made in writing and sent postage prepaid by registered mail return receipt requested.  All notices shall be effective upon receipt. All notices sent pursuant to this Section shall be directed to the following:

To Windstream:
Windstream
Attn:  Director State and Local Taxes
4001 Rodney Parham Road
1170 B1F03-70A
Little Rock, AR 72212

Copy to:
Windstream
Staff Manager - Interconnection Services
4001 Rodney Parham Road
1170 B3F03-84A
Little Rock, AR 72212

To SouthEast:

Southeast Telephone, Inc.
106 Scott Avenue
Pikeville, AR 41501

SouthEast Telephone, Inc.
DATE

General Terms & Conditions

12.8
Either Party may unilaterally change its designated representative and/or address, telephone contact number or facsimile number for the receipt of notices by giving seven (7) days' prior written notice to the other Party in compliance with this Section.

13.0	Force Majeure

13.1
Except as otherwise specifically provided in this Agreement, neither Party shall be liable for delays or failures in performance resulting from acts or occurrences beyond the reasonable control of such Party, regardless of whether such delays or failures in performance were foreseen or foreseeable as of the date of this Agreement, including, without limitation: fire, explosion, power failure, acts of God, war, revolution, civil commotion, or acts of public enemies; epidemics, riots, insurrections, earthquakes, tornadoes, hurricanes, nuclear accidents, floods, or labor unrest, including, without limitation strikes, slowdowns, picketing or boycotts or delays caused by the other Party or by other service or equipment vendors; or any other similar circumstances beyond the Party's reasonable control.  In such event, the Party affected shall, upon giving prompt notice to the other Party, be excused from such performance on a day-to-day basis to the extent of such interference (and the other Party shall likewise be excused from performance of its obligations on a day-for-day basis to the extent such Party's obligations relate to the performance so interfered with).  The affected Party shall use its reasonable commercial efforts to avoid or remove the cause of nonperformance and both Parties shall proceed to perform with dispatch once the causes are removed or cease.

14.0	Publicity

14.1
The Parties agree not to use in any advertising or sales promotion, press releases or other publicity matters, any endorsements, direct or indirect quotes or pictures implying endorsement by the other Party or any of its employees without such Party's prior written approval. The Parties will submit to each other for written approval, prior to publication, all such publicity endorsement matters that mention or display the other's name and/or marks or contain language from which a connection to said name and/or marks may be inferred or implied.

14.2
Neither Party will offer any services using the trademarks, service marks, trade names, brand names, logos, insignia, symbols or decorative designs of the other Party or its affiliates without the other Party’s written authorization.

15.0	Network Maintenance and Management

15.1
The Parties will work cooperatively to implement this Agreement.  The Parties will exchange appropriate information (e.g., maintenance contact numbers, network information, information required to comply with law enforcement and other security agencies of the Government, etc.) to achieve this desired reliability, subject to the confidentiality provisions herein.

15.2
Each Party will provide a 24-hour contact number for Network Traffic Management issues to the other's surveillance management center.  A facsimile (FAX) number must also be provided to facilitate event notifications for planned mass calling events.  Additionally, both Parties agree that they will work cooperatively to ensure that all such events will attempt to be conducted in such a manner as to avoid disruption or loss of service to other End Users.

SouthEast Telephone, Inc.
DATE

General Terms & Conditions

15.2.1     24 Hour Network Management Contact:

For Windstream:

Contact Number:                                                800-800-6609

For SouthEast:

Contact Number:                                                _____________

15.3
Neither Party will use any service provided under this Agreement in a manner that impairs the quality of service to other carriers or to either Party’s subscribers.  Either Party will provide the other Party notice of said impairment at the earliest practicable time.

16.0	Law Enforcement and Civil Process

16.1	Intercept Devices

Local and federal law enforcement agencies periodically request information or assistance from local telephone service providers.  When either Party receives a request associated with a Customer of the other Party, the receiving Party will refer such request to the appropriate Party, unless the request directs the receiving Party to attach a pen register, trap-and-trace or form of intercept on the Party's own facilities, in which case that Party will comply with any valid requirement, to the extent the receiving Party is able to do so; if such compliance requires the assistance of the other Party such assistance will be provided.

16.2	Subpoenas

If a Party receives a subpoena for information concerning an End User the Party knows to be an End User of the other Party, the receiving Party will refer the subpoena to the requesting entity with an indication that the other Party is the responsible company.  In the event a Party requests (requesting Party) that the other Party provide (providing Party) the information requested in the subpoena, the requesting Party shall pay the providing Party all costs of providing such information.

16.3	Law Enforcement Emergencies

If a Party receives a request from a law enforcement agency to implement at its switch a temporary number change, temporary disconnect, or one-way denial of outbound calls for an End User of the other Party, the receiving Party will comply so long as it is a valid emergency request.  Neither Party will be held liable for any claims or damages arising from compliance with such requests, and the Party serving the End User agrees to indemnify and hold the other Party harmless against any and all such claims.

16.3.1
The Parties will provide five (5) day a week 8:00 a.m. to 5:00 p.m. installation and information retrieval pertaining to lawful, manual traps and information retrieval on Customer invoked CLASS services pertaining to non-emergency calls such as annoyance calls.  The Parties will provide assistance twenty-four (24) hours per day for situations involving immediate threat of life or at the request of law enforcement officials.  The Parties will provide a twenty-four (24) hour contact number to administer this process.

SouthEast Telephone, Inc.
DATE

General Terms & Conditions

17.0	Changes in Subscriber Carrier Selection

17.1
Each Party will abide by applicable state or federal laws and regulations in obtaining End User authorization prior to changing End User’s Local Service Provider to itself and in assuming responsibility for any applicable charges as specified in §258 (b) of the Telecommunications Act of 1996.  Either Party shall make authorization available to the other Party upon reasonable requests and at no charge.

17.2
Either Party can initiate a challenge to a change in its local exchange service provider.  If an End User notifies either Party that the End User requests local exchange service, the Party receiving such request shall be free to immediately provide service to such End User.

17.3	When an End User changes or withdraws authorization, each Party will release Customer specific facilities in accordance with the Customers’ direction or the End User’s authorized agent.

17.4
Subject to applicable rules, orders, and decisions, Windstream will provide SouthEast with access to Customer Proprietary Network Information (CPNI) for Windstream End Users upon SouthEast providing Windstream a signed Letter of Agency (LOA) for Windstream’s Customer of record, based on SouthEast’s representation that subscriber has authorized SouthEast to obtain such CPNI.

17.4.1	The Parties agree that they will conform to FCC and/or state regulations regarding the provisioning of CPNI between the Parties, and regarding the use of that information by the requesting Party.

17.4.2
The requesting Party will document End User permission obtained to receive CPNI, whether or not the End User has agreed to change Local Service Providers.  For End Users changing service from one Party to the other, specific End User LOAs may be requested by the Party receiving CPNI requests to investigate possible slamming incidents, and for other reasons agreed to by the Parties.  The receiving Party may also request documentation of an LOA if CPNI is requested and a subsequent service order for the change of local service is not received.

17.4.3	CPNI requests will be processed in accordance with the following:

17.4.3.1	For Customers with 1-25 lines: two (2) business days.

17.4.3.2	For Customers with 26+ lines: three (3) business days.

17.4.4
If the Parties do not agree that SouthEast requested CPNI for a specific End User, or that Windstream has erred in not accepting proof of an LOA, the Parties may immediately request dispute resolution in accordance with General Terms & Conditions, §9.0, Dispute Resolution.

17.5
Windstream will only accept an LOA for an Windstream Customer of record.  SouthEast may not delegate its obligation to obtain written authorization from Windstream’s Customer of record to a third party.

18.0	Amendments or Waivers

18.1
Except as otherwise provided in this Agreement, no amendment to this Agreement will be effective unless the same is in writing and signed by an authorized representative of each Party. In addition, no course of dealing or failure of a Party strictly to enforce any term, right or condition of this Agreement will be construed as a waiver of such term, right, or condition.  The Parties recognize that Windstream is a 2 % Rural Telephone Company and is entitled to all rights afforded   2% Rural Telephone Companies under the Act including, but not limited to, exemptions, suspensions, and modifications under 47 USC § 251(f).  This Agreement does not affect, and Windstream does not waive, any rights including, but not limited to, the rights afforded Windstream under 47 USC § 251(f).  The Parties enter into this Agreement without prejudice to any positions they have taken previously, or may take in the future in any legislative, regulatory, other public forum, contract negotiation, bona fide request, or arbitration addressing any matters, including matters related to the types of arrangements prescribed by this Agreement.

SouthEast Telephone, Inc.
DATE

General Terms & Conditions

19.0	Authority

19.1	Each person whose signature appears below represents and warrants that they have the authority to bind the Party on whose behalf they executed this Agreement.

20.0	Binding Effect

20.1	This Agreement will be binding on and inure to the benefit of the respective successors and permitted assigns of the Parties.

21.0	Consent

21.1	Where consent, approval, or mutual Agreement is required of a Party, it will not be unreasonably withheld or delayed.

22.0	Expenses

22.1	Except as specifically set out in this Agreement, each Party will be solely responsible for its own expenses involved in all activities related to the subject of this Agreement.

23.0	Headings

23.1	The headings in this Agreement are inserted for convenience and identification only and will not be considered in the interpretation of this Agreement.

24.0	Relationship of Parties

24.1
This Agreement will not establish, be interpreted as establishing, or be used by either Party to establish or to represent their relationship as any form of agency, partnership or joint venture.  Neither Party will have any authority to bind the other Party, nor to act as an agent for the other Party unless written authority, separate from this Agreement, is provided.  Nothing in the Agreement will be construed as providing for the sharing of profits or losses arising out of the efforts of either or both of the Parties.  Nothing herein will be construed as making either Party responsible or liable for the obligations and undertakings of the other Party.

SouthEast Telephone, Inc.
DATE

General Terms & Conditions

25.0	Conflict of Interest

25.1
The Parties represent that no employee or agent of either Party has been or will be employed, retained, paid a fee, or otherwise received or will receive any personal compensation or consideration from the other Party, or any of the other Party’s employees or agents in connection with the arranging or negotiation of this Agreement or associated documents.

26.0	Multiple Counterparts

26.1	This Agreement may be executed in multiple counterparts, each of which will be deemed an original but all of which will together constitute but one, and the same document.

27.0	Third Party Beneficiaries

27.1
Except as may be specifically set forth in this Agreement, this Agreement does not provide and will not be construed to provide third parties with any remedy, claim, liability, reimbursement, cause of action, or other privilege.

28.0	Regulatory Approval

28.1
Each Party agrees to cooperate with the other Party and with any regulatory agency to obtain regulatory approval.  During the term of this Agreement, each Party agrees to continue to cooperate with the other Party and any regulatory agency so that the benefits of this Agreement may be achieved.

28.2
Upon execution of this Agreement, it shall be filed with the appropriate state regulatory agency pursuant to the requirements of §252 of the Act.  If the state regulatory agency imposes any filing(s) or public interest notice(s) regarding the filing or approval of the Agreement, SouthEast shall assume sole responsibility in making such filings or notices.  All costs associated with the aforementioned filing(s) or notice(s) shall borne by SouthEast.  Notwithstanding the foregoing, this Agreement shall not be submitted for approval by the appropriate state regulatory agency unless and until such time as SouthEast is duly certified as a local exchange carrier in such state, except as otherwise required by a Commission.

29.0	Trademarks and Trade Names

29.1
Each Party warrants that, to the best of its knowledge, the services provided under this Agreement do not or will not violate or infringe upon any patent, copyright, trademark, or trade secret rights of any other persons.

29.2
Except as specifically set out in this Agreement, nothing in this Agreement will grant, suggest, or imply any authority for one Party to use the name, trademarks, service marks, or trade names of the other Party for any purpose whatsoever, absent written consent of the other Party.

30.0	Regulatory Authority

30.1
Each Party will be responsible for obtaining and keeping in effect all Federal Communications Commission, state regulatory commission, franchise authority and other regulatory approvals that may be required in connection with the performance of its obligations under this Agreement.  Each Party will reasonably cooperate with the other Party in obtaining and maintaining any required approvals necessary for fulfilling its obligations under this Agreement.

SouthEast Telephone, Inc.
DATE

General Terms & Conditions

31.0	Verification Reviews

31.1
Subject to each Party’s reasonable security requirements and except as may be otherwise specifically provided in this Agreement, either Party may audit the other Party’s relevant books, records and other documents pertaining to services provided under this Agreement once in each Contract Year solely for the purpose of evaluating the accuracy of the other Party’s billing and invoicing. Such audit will take place at a time and place agreed on by the Parties no later than sixty (60) days after notice thereof.

31.2
The review will consist of an examination and verification of data involving records, systems, procedures and other information related to the services performed by either Party as related to settlement charges or payments made in connection with this Agreement as determined by either Party to be reasonably required.  Each Party shall maintain reasonable records for a minimum of twelve (12) months and provide the other Party with reasonable access to such information as is necessary to determine amounts receivable or payable under this Agreement.

31.3
Adjustments, credits, or payments shall be made and any corrective action shall commence within thirty (30) days from the Requesting Party’s receipt of the final audit report to compensate for any errors or omissions which are disclosed by such audit and are agreed to by the Parties.  Audit findings may be applied retroactively for no more than twelve (12) months from the date the audit began.  Interest shall not exceed one and one-half (1 ½%) of the highest interest rate allowable by law for commercial transactions shall be assessed and shall be computed by compounding daily from the time of the overcharge, not to exceed twelve (12) months from the date the audit began to the day of payment or credit.  Any disputes concerning audit results will be resolved pursuant to the Dispute Resolution procedures described in §9.0 of this Agreement.

31.4
Each Party will cooperate fully in any such audit, providing reasonable access to any and all appropriate employees and books, records and other documents reasonably necessary to assess the accuracy of the Party’s bills.

31.5
Verification reviews will be limited in frequency to once per twelve (12) month period, with provision for staged reviews, as mutually agreed, so that all subject matters are not required to be reviewed at the same time.  Verification reviews will be scheduled subject to the reasonable requirements and limitations of the audited Party and will be conducted in a manner that will not interfere with the audited Party’s business operations.

31.6
The Party requesting a verification review shall fully bear its costs associated with conducting a review.  The Party being reviewed will provide access to required information, as outlined in this Section, at no charge to the reviewing Party.  Should the reviewing Party request information or assistance beyond that reasonably required to conduct such a review, the Party being reviewed may, at its option, decline to comply with such request or may bill actual costs incurred in complying subsequent to the concurrence of the reviewing Party.

31.7
For purposes of conducting an audit pursuant to this Agreement, the Parties may employ other persons or firms for this purpose (so long as said Parties are bound by this Agreement).  The Parties will bear their own reasonable expenses associated with the audit.

31.8
Information obtained or received by either Party in conducting the audit described in §31.0 shall be subject to the confidentiality provisions of §6.0 of this Agreement, whether or not marked as confidential.

SouthEast Telephone, Inc.
DATE

General Terms & Conditions

32.0	Complete Terms

32.1
This Agreement sets forth the entire understanding and supersedes prior Agreements between the Parties relating to the subject matter contained herein and merges all prior discussions between them, and neither Party shall be bound by any definition, condition, provision, representation, warranty, covenant or promise other than as expressly stated in this Agreement or as is contemporaneously or subsequently set forth in writing and executed by a duly authorized officer or representative of the Party to be bound thereby.

33.0	Cooperation on Preventing End User Fraud

33.1
The Parties agree to cooperate with one another to investigate, minimize, and take corrective action in cases of fraud.  The Parties' fraud minimization procedures are to be cost-effective and implemented so as not to unduly burden or harm one Party as compared to the other Party.

33.2
In cases of suspected fraudulent activity by an End User, at a minimum, the cooperation referenced in the above paragraph will include providing to the other Party, upon request, information concerning End Users who terminate services to that Party without paying all outstanding charges.  The Party seeking such information is responsible for securing the End User's permission to obtain such information.

34.0	Notice of Network Changes

34.1
The Parties agree to provide each other with reasonable notice consistent with applicable FCC rules of changes in the information necessary for the transmission and routing of services using the other Party’s facilities or networks, as well as other changes that affect the interoperability of those respective facilities and networks.  Nothing in this Agreement is intended to limit either Party’s ability to upgrade or modify its network, including without limitation, the incorporation of new equipment, new software or otherwise so long as such upgrades are not inconsistent with the Parties’ obligations under this Agreement.

35.0	Modification of Agreement

35.1
If SouthEast changes its name or makes changes to its company structure or identity due to a merger, acquisition, transfer or any other reason, it is the responsibility of SouthEast to notify Windstream of said change and request that an amendment to this Agreement, if necessary, be executed to reflect said change.

36.0	Responsibility of Each Party

36.1
Each Party is an independent contractor, and has and hereby retains the right to exercise full control of and supervision over its own performance of its obligations under this Agreement and retains full control over the employment, direction, compensation and discharge of its employees assisting in the performance of such obligations.  Each Party will be solely responsible for all matters relating to payment of such employees, including compliance with social security taxes, withholding taxes and all other regulations governing such matters.  Each Party will be solely responsible for proper handling, storage, transport and disposal at its own expense of all (i) substances or materials that it or its contractors or agents bring to, create or assume control over at Work Locations or, (ii) waste resulting therefrom or otherwise generated in connection with its or its contractors' or agents' activities at the Work Locations.  Subject to the limitations on liability and except as otherwise provided in this Agreement, each Party will be responsible for (i) its own acts and performance of all obligations imposed by applicable law in connection with its activities, legal status and property, real or personal and, (ii) the acts of its own affiliates, employees, agents and contractors during the performance of the Party's obligations hereunder.

SouthEast Telephone, Inc.
DATE

General Terms & Conditions

37.0	INTENTIONALLY LEFT BLANK

38.0	Governmental Compliance

38.1
Each Party will comply at its own expense with all applicable law that relates to i) its obligations under or activities in connection with this Agreement; of ii) its activities undertaken at, in connection with or relating to Work Locations. The Parties agree to indemnify, defend, (at the other Party's request) and save harmless the other Party, each of its officers, directors and employees from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties, and expenses (including reasonable attorneys' fees) that arise out of or result from i) its failure or the failure of its contractors or agents to so comply or ii) any activity, duty or status of it or its contractors or agents that triggers any legal obligation to investigate or remediate environmental contamination.

39.0	Responsibility for Environmental Contamination

39.1
SouthEast will in no event be liable to Windstream for any costs whatsoever resulting from the presence or release of any Environmental Hazard that SouthEast did not introduce to the affected work location.  Windstream will indemnify, defend (at SouthEast's request) and hold harmless SouthEast, each of its officers, directors and employees from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties and expenses (including reasonable attorneys' fees) that arise out of or result from (i) any Environmental Hazard that Windstream, its contractors or agents introduce to the Work Locations or (ii) the presence or release of any Environmental Hazard for which Windstream is responsible under applicable law.

39.2
Windstream will in no event be liable to SouthEast for any costs whatsoever resulting from the presence or release of any Environmental Hazard that Windstream did not introduce to the affected work location.  SouthEast will indemnify, defend (at Windstream's request) and hold harmless Windstream, each of its officers, directors and employees from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties and expenses (including reasonable attorneys' fees) that arise out of or result from i) any Environmental Hazard that SouthEast, its contractors or agents introduce to the Work Locations or ii) the presence or release of any Environmental Hazard for which SouthEast is responsible under applicable law.

40.0	Subcontracting

40.1
If a Party through a subcontractor performs any obligation under this Agreement, such Party will remain fully responsible for the performance of this Agreement in accordance with its terms, including any obligations either Party performs through subcontractors, and each Party will be solely responsible for payments due the Party's subcontractors.  No subcontractor will be deemed a third party beneficiary for any purposes under this Agreement.  Any subcontractor who gains access to Confidential Information covered by this Agreement will be required by the subcontracting Party to protect such Confidential Information to the same extent the subcontracting Party is required to protect the same under the terms of this Agreement.

SouthEast Telephone, Inc.
DATE

General Terms & Conditions

41.0	Referenced Documents

41.1
Whenever any provision of this Agreement refers to a technical reference, technical publication, any publication of telecommunications industry administrative or technical standards, Windstream handbooks and manuals, or any other document specifically incorporated into this Agreement, it will be deemed to be a reference to the most recent version or edition (including any amendments, supplements, addenda, or successors) of each document that is in effect, and will include the most recent version or edition (including any amendments, supplements, addenda, or successors) of each document incorporated by reference in such a technical reference, technical publication, or publication of industry standards.  However, if such reference material is substantially altered in a more recent version to significantly change the obligations of either Party as of the Effective Date of this Agreement and the Parties are not in Agreement concerning such modifications, the Parties agree to negotiate in good faith to determine how such changes will impact performance of the Parties under this Agreement, if at all.  Until such time as the Parties agree, the provisions of the last accepted and unchallenged version will remain in force.

42.0	Severability

42.1
If any term, condition or provision of this Agreement is held to be invalid or unenforceable for any reason, such invalidity or unenforceability will not invalidate the entire Agreement, unless such construction would be unreasonable.  The Agreement will be construed as if it did not contain the invalid or unenforceable provision or provisions, and the rights and obligations of each Party will be construed and enforced accordingly; provided, however, that in the event such invalid or unenforceable provision or provisions are essential elements of this Agreement and substantially impair the rights or obligations of either Party, the Parties will promptly negotiate a replacement provision or provisions.  If impasse is reached, the Parties will resolve said impasse under §9.0, Dispute Resolution.

43.0	Survival of Obligations

43.1
Any liabilities or obligations of a Party for acts or omissions prior to the cancellation or termination of this Agreement, any obligation of a Party under the provisions regarding indemnification, Confidential Information, limitations on liability, and any other provisions of this Agreement which, by their terms, are contemplated to survive (or to be performed after) termination of this Agreement, will survive cancellation or termination thereof.

44.0	Governing Law

44.1
This Agreement shall be governed by and construed in accordance with federal law, the Act, and the FCC’s Rules and Regulations, except insofar as state law may control any aspect of this Agreement, in which case the domestic laws of Kentucky, without regard to its conflicts of laws principles, shall govern. The Parties submit to personal jurisdiction in Kentucky.

45.0	Other Obligations of SouthEast

45.1
To establish service and provide efficient and consolidated billing to SouthEast, SouthEast is required to provide a CLEC Profile, which includes its authorized and nationally recognized Operating Company Number (“OCN”), to establish SouthEast’s billing account.  SouthEast will be provided with a billing account number (“BAN”) for each CLEC Profile submitted.  SouthEast will pay Windstream $380.00 for the establishment of each billing account number (“BAN”).

SouthEast Telephone, Inc.
DATE

General Terms & Conditions

45.2
SouthEast shall use Windstream’s electronic operations support system access platform (Windstream Express) to submit orders and requests for maintenance and repair of services, and to engage in other pre-ordering, ordering, provisioning, maintenance and repair transactions.  If Windstream has not deployed an electronic capability, SouthEast shall use such other processes as Windstream has made available for performing such transaction (including, but not limited, to submission of orders by telephonic facsimile transmission and placing trouble reports by voice telephone transmission).  If SouthEast chooses to submit orders manually, when Windstream’s electronic operations support system access platform (Windstream Express) is available, SouthEast will pay a manual order charge as reflected in the applicable Windstream tariff.

45.3
SouthEast represents and covenants that it will only use Windstream Express pursuant to this Agreement for services related to UNEs, resold services or other services covered by this Agreement, for which this Agreement contains explicit terms, conditions and rates and will not provide its access to a third party..

45.4
A service order processing charge (Service Order Charge) will be applied to each service order issued by Windstream to process a request for installation, disconnection, rearrangement, or changes to orders or existing service pursuant to this Agreement.

46.0	Customer Inquiries

46.1	Each Party will refer all questions regarding the other Party’s services or products directly to the other Party at a telephone number specified by that Party.

46.2
Each Party will ensure that all of their representatives who receive inquiries regarding the other Party’s services or products:  (i) provide the numbers described in §46.1; and (ii) do not in any way disparage or discriminate against the other Party or its services or products.

47.0	Disclaimer of Warranties

47.1
EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR INTENDED OR PARTICULAR PURPOSE WITH RESPECT TO SERVICES PROVIDED HEREUNDER.  ADDITIONALLY, NEITHER PARTY ASSUMES ANY RESPONSIBILITY WITH REGARD TO THE CORRECTNESS OF DATA OR INFORMATION SUPPLIED BY THE OTHER PARTY WHEN THIS DATA OR INFORMATION IS ACCESSED AND USED BY A THIRD PARTY.

48.0	Territory
This Agreement applies to the exchange serving areas listed below in which Windstream is authorized and operates as an Incumbent Local Exchange Carrier in the Commonwealth of Kentucky.  This Agreement shall have no application within any Windstream exchange service areas other than those Windstream exchange service areas listed below.

SouthEast Telephone, Inc.
DATE

General Terms & Conditions

Included Windstream Exchange Service Areas:

Ashland	Evarts	Lancaster	Oneida
Augusta	Ewing	Leatherwood	Owingsville
Barbourville	Faubush	Lebanon	Paint Lick
Berea	Fernleaf	Lewisburg	Russell
Bradfordsville	Flat Lick	Liberty	Salt Lick
Brodhead	Flemingsburg	Livinston	Science Hill
Brooksville	Garrison	London	Sharpsburg
Bryantsville	Germantown	Loretto	Shopville
Burkesville	Grayson	Manchester	Somerset
Burnside	Greensburg	Mays Lick	Southshore
Campbellsville	Greenup	Meads	Tollesboro
Catlettsburg	Hazard	Morehead	Vanceburg
Columbia	Hillsboro	Mt. Olive	Versailles
Cumberland	Hustonville	Mt. Vernon	Vicco
Dover	Irvine	Nancy	Washington
E Bernstadt	Jenkins	Nicholasville	White Lily
Eubank	Johnsville	Olive Hill	Wilmore

49.0	INTENTIONALLY LEFT BLANK

50.0	INTENTIONALLY LEFT BLANK

51.0	INTENTIONALLY LEFT BLANK

52.0	INTENTIONALLY LEFT BLANK

53.0	Definitions and Acronyms

53.1	Definitions

For purposes of this Agreement, certain terms have been defined in Attachment 20: Definitions and elsewhere in this Agreement to encompass meanings that may differ from, or be in addition to, the normal connotation of the defined word. Unless the context clearly indicates otherwise, any term defined or used in the singular will include the plural.  The words "will" and "shall" are used interchangeably throughout this Agreement and the use of either connotes a mandatory requirement.  The use of one or the other will not mean a different degree of right or obligation for either Party.  A defined word intended to convey its special meaning is capitalized when used.

53.2	Acronyms

Other terms that are capitalized and not defined in this Agreement will have the meaning in the Act.  For convenience of reference only, Attachment 21: Acronyms provides a list of acronyms used throughout this Agreement.

SouthEast Telephone, Inc.
DATE

General Terms & Conditions

54.0	INTENTIONALLY LEFT BLANK

55.0	INTENTIONALLY LEFT BLANK

56.0	INTENTIONALLY LEFT BLANK

58.0	Other Requirements and Attachments

58.1	This Agreement incorporates a number of listed Attachments, which, together with their associated Appendices, Exhibits, and Addenda, constitute the entire Agreement between the Parties.

58.1.1	Each Party agrees that if at anytime a discrepancy arises between the General Terms and Conditions and one of the Attachments, the Attachments will control.

58.1.2
Appended to this Agreement and incorporated herein are the Attachments listed below.  To the extent that any definitions, terms or conditions in any given Attachment differ from those contained in the main body of this Agreement, those definitions, terms or conditions will supersede those contained in the main body of this Agreement, but only in regard to the services or activities listed in that particular Attachment.  In particular, if an Attachment contains a term length that differs from the term length in the main body of this Agreement, the term length of that Attachment will control the length of time that services or activities are to occur under the Attachment, but will not affect the term length of other attachments.

SouthEast Telephone, Inc.
DATE

General Terms & Conditions

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION, WHICH MAY BE ENFORCED BY THE PARTIES.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of this _27_ day of April, 2007.

SouthEast Telephone, Inc.		Windstream

William F. Kreutz
Print Name		Print Name

/s/ Darrell Maynard	4/7/2007	/s/ William F. Kreutz	5/4/07
Sign Name:	Date	Sign Name:	Date

President		Vice President – Regulatory Strategies
Position/Title		Position/Title
SouthEast Telephone, Inc.		Windstream

SouthEast Telephone, Inc.
DATE

Attachment 1: INTENTIONALLY LEFT BLANK

ATTACHMENT 1: INTENTIONALLY LEFT BLANK

SouthEast Telephone, Inc.
DATE

Attachment 2: Resale

ATTACHMENT 2: RESALE

All services made available to SouthEast by Windstream for resale by SouthEast pursuant to the Agreement (Resale Services) will be subject to the terms and conditions set forth in the Agreement and in this Attachment 2: Resale.  SouthEast may purchase resale services pursuant to this Attachment in all of Windstream’s service areas as defined in Windstream’s tariff.

1.0	General Provisions

1.1	Resale Services will be made available to SouthEast by Windstream.

1.2	The applicable rules, regulations and rates in the Windstream Local Exchange Tariff shall be applicable to Resale Services and to the extent of conflict herewith this Agreement shall control.

1.3
SouthEast will be the Customer of record for all services purchased from Windstream, pursuant to this Agreement.  Except as specified herein, Windstream will take service orders from, bill and collect payment from SouthEast for all services purchased pursuant to this Agreement.

1.4	SouthEast will be Windstream's single point of contact for all services purchased pursuant to this Agreement.

1.5	SouthEast may resell Windstream services only within the Windstream local service area as specified in the appropriate Windstream tariff.

1.6
Except where otherwise explicitly provided in the Windstream Local Exchange Tariff, SouthEast shall not permit the sharing of a service by multiple End Users or the aggregation of traffic from multiple End Users onto a single service.

1.7	SouthEast shall resell telecommunications services only to the same class of Customers to which Windstream sells the services; e.g. residential service may not be resold to business Customers.

1.8	SouthEast shall not use a resold service to avoid the rates, terms and conditions of Windstream’s Local Exchange Tariff, as applicable.

1.9
SouthEast shall not use resold local exchange telephone service to provide access services to Interexchange Carriers (IXCs), wireless carriers, competitive access providers (CAPs), or other telecommunication service providers.

1.10	Subject to the availability of facilities, Windstream shall provide Resale Services to SouthEast pursuant to this Agreement.

1.11
SouthEast has no right to the telephone number or any other call number designation associated with services furnished by Windstream, and no right to the continuance of service through any particular central office or number.  Windstream reserves the right to change numbers or the central office designation associated with such numbers, or both, whenever Windstream deems it necessary to do so in the conduct of its business.

1.12	Service is furnished to SouthEast on the condition that it will not be used for any unlawful purpose.

1.13	Service will be discontinued if any law enforcement agency advises that the service is being used in violation of the law.

SouthEast Telephone, Inc.
DATE

Attachment 2: Resale

1.14	Windstream can refuse service when it has grounds to believe that service will be used in violation of the law.

1.15	Windstream accepts no responsibility for any unlawful act committed by SouthEast or its End Users as part of providing service to SouthEast for purposes of resale or otherwise.

1.16
Windstream is authorized, but not required to cooperate with law enforcement agencies with respect to their investigation of any alleged unlawful activity of SouthEast or its End Users.  Law enforcement agency subpoenas and court orders regarding the End Users of SouthEast will be directed to SouthEast.  Windstream shall be entitled to bill SouthEast for any cost associated with complying with any requests by law enforcement agencies regarding SouthEast or SouthEast’s End Users.

1.17	White Page Directory Services shall be provided as set forth in Attachment 9 - White Page Directories.

1.18
Interexchange carried traffic (e.g. sent-paid, information services and alternate operator services messages) received by Windstream with respect to SouthEast end-user accounts will be returned to the IXC as unbillable, and will not be passed on to SouthEast for billing. An unbillable code returned with those messages to the carrier will indicate that the messages originated from a resold account and will not be billed by Windstream.

1.19
All necessary information with respect to an end-user, including telephone number, requested service dates, and products and services desired will be provided to Windstream by SouthEast in accordance with the practices and procedures established by Windstream.

1.20
Except as otherwise provided in this Agreement, if Windstream notifies SouthEast in writing of a violation of a provision of this Agreement, SouthEast shall have thirty (30) days from notice to correct the violation and notify Windstream in writing that the violation has been corrected.

1.21
Windstream shall continue to have the right to serve and market directly to any End User within Windstream’s service area, including but not limited to SouthEast’s End Users.  Windstream shall have the right to continue to directly market its own telecommunications products and services, and in doing so may establish independent relationships with SouthEast’s End Users.

1.22	SouthEast shall not interfere with the right of any person or entity to obtain service directly from Windstream.

1.23	The circuits, facilities or equipment provided by any person or entity other than Windstream and use, operation, maintenance or installation thereof shall not:

1.23.1	interfere with or impair service over any facilities of Windstream, its affiliates, or its connecting and concurring carriers involved in its service;

1.23.2	cause damage to plant;

1.23.3	impair the privacy of any communications; or

1.23.4	create hazards to any employees or the public.

1.24	SouthEast assumes the responsibility of notifying Windstream regarding any less than standard operations with respect to services provided by SouthEast.

1.25	Facilities and/or equipment utilized by Windstream to provide service to SouthEast shall remain the property of Windstream.

SouthEast Telephone, Inc.
DATE

Attachment 2: Resale

1.26
Windstream will provide Customer record information to SouthEast, only after SouthEast has provided Windstream the appropriate Letter(s) of Authorization (LOA) from the relevant Customer.  Windstream may provide Customer record information to SouthEast via Windstream Express.

1.27	All costs incurred by Windstream for providing services to SouthEast that are not covered in the Windstream tariffs shall be recovered from SouthEast for utilizing such services.

1.28
The Parties agree that this Agreement shall not be proffered by either Party in another jurisdiction or proceeding as evidence of any concession or as a waiver of any position taken by the other Party in that jurisdiction or for any other purpose.

1.29
The rates applicable to SouthEast for purchase of services from Windstream for resale shall be the retail rate for the telecommunications services as provided in Windstream’s applicable Local Exchange Tariff.

2.0	General Obligations

2.1	Windstream shall attempt to implement SouthEast service orders within the same time intervals that Windstream uses to implement service orders for similar services for its own End Users.

2.2
The appropriate Windstream trouble reporting centers shall accept SouthEast trouble reports with respect to SouthEast End Users services 24 hours a day, 7 days a week.  SouthEast will be assigned a Customer contact center when initial service Agreements are made.  SouthEast End Users calling Windstream will be referred to SouthEast at the number provided by SouthEast.

2.3
If Windstream determines that an unauthorized change in local service by a local service provider has occurred, Windstream will reestablish service with the appropriate local service provider, and will assess against the local service provider an unauthorized change charge similar to that described in the Windstream F.C.C. Tariff No. 1.  Appropriate nonrecurring charges, as set forth in the Local Exchange Tariff as applicable, will also be assessed to the local service provider.

2.4
To the extent allowable by law, SouthEast shall be responsible for Primary Interexchange Carrier (PIC) change charges associated with such local exchange line.  These charges will be assessed regardless if the SouthEast or the End User made the change.  SouthEast shall pay for PIC changes at the tariffed rate.

2.5
SouthEast shall resell the services provided herein only in those service areas in which such Resale Services or any feature or capability thereof are offered at retail by Windstream as the incumbent local exchange carrier to its End Users.

2.6
SouthEast is solely responsible for the payment of charges for all service furnished under this Agreement, including, but not limited to, calls originated or accepted at SouthEast location and its End Users’ service locations, with the exception of any retail services provided directly by Windstream to the End User which Windstream is responsible for billing.

2.7
Windstream shall not be responsible for the manner in which the use of Resale Services or the associated charges are billed to others by SouthEast.  All applicable rates and charges for such services will be billed to and shall be the responsibility of SouthEast, with the exception of other retail services provided directly to the End User by Windstream as described in paragraph 2.6 above.

SouthEast Telephone, Inc.
DATE

Attachment 2: Resale

2.8
If SouthEast does not wish to be responsible for toll, collect, third number billed, 900 and 976 calls, SouthEast must order blocking services as outlined in the Windstream Local Exchange Tariff and pay any applicable charges.

2.9
SouthEast shall be responsible for providing to its End Users, and to Windstream a telephone number or numbers that SouthEast End Users can use to contact SouthEast in the event of service or repair requests.  In the event that SouthEast End Users contact Windstream with regard to such requests, Windstream shall provide the End User SouthEast’s contact number and inform the End User to contact SouthEast.

3.0	Establishment of Service

3.1
Upon receiving the applicable certification from the appropriate state regulatory agency, SouthEast will provide Windstream with the necessary documentation to enable Windstream to establish a master account for SouthEast.  Such documentation shall include, but is not limited to, the Application for Master Account, proof of authority to provide telecommunications services, an Operating Company Number ("OCN") assigned by the National Exchange Carriers Association ("NECA"), and a tax exemption certificate, if applicable.  When necessary deposit requirements are met, Windstream will begin taking orders from SouthEast for Resale Services.

3.2
SouthEast will be charged a Master Account Establishment charge of $380.00.  The Master Account Establishment charge is a one-time charge that will be applied for the establishment of each Billing Account Number (“BAN”).

3.3           Service orders will be submitted in the format designated in Windstream handbooks and manuals.

3.4
When Windstream receives notification from SouthEast that a current Windstream Customer will be subscribing to SouthEast’s services, standard service order intervals for the appropriate class of service will apply.

3.5
Except as required by applicable laws or rules, Windstream will not require End User confirmation prior to establishing service for SouthEast’s Customers. SouthEast must, however, be able to demonstrate End User authorization upon request.

3.6
SouthEast will be the single point of contact with Windstream for all subsequent ordering activity resulting in additions or changes to Resale Services, except that Windstream will accept a request directly from the End User for conversion of the End User's service from SouthEast to Windstream, or will accept a request from another local service provider for conversion of the End User's service from SouthEast to the other local service provider.

3.7
Windstream will provide SouthEast at their request per Customer, blocking of calls (e.g., toll, 900, international calls, and third party or collect calls) by line or trunk on an individual switching element basis, to the extent that Windstream provides such blocking capabilities to its Customers and to the extent required by law.

3.8
When ordering Resale Services via a service order, SouthEast may where available, order from Windstream separate InterLATA and IntraLATA service providers (i.e., two PICs) on a line or trunk basis where IntraLATA presubscription has been introduced.  Windstream will accept PIC change orders for IntraLATA and long distance services through the Windstream service provisioning process.

3.9
Windstream will provide order format specifications to SouthEast with respect to all services, features, and functions available and with respect to ancillary data required by Windstream to provision these services through Windstream manuals and handbooks.

SouthEast Telephone, Inc.
DATE

Attachment 2: Resale

4.0	Maintenance of Services

4.1	Windstream’s facilities and equipment provided by Windstream shall be maintained by Windstream.

4.2
Windstream will attempt to provide maintenance for all Resale Services ordered under this Agreement at levels equal to the maintenance provided by Windstream in serving its Customers.  Windstream technicians will attempt to provide repair service on Resale Services that is at least equal in quality to that provided to Windstream Customers; trouble calls from SouthEast will receive response time and priorities that are at least equal to that of Windstream Customers.

4.3
SouthEast or its End Users may not rearrange, move, disconnect, remove or attempt to repair any facilities owned by Windstream, other than by connection or disconnection to any interface means used, without the written consent of Windstream.

4.4	SouthEast shall promptly notify Windstream of any situations that arise that may result in a service problem.

4.5
SouthEast will be Windstream’s single point of contact for all repair calls on behalf of SouthEast’s End Users with respect to Resale Services.  All misdirected repair calls to Windstream from SouthEast Customers will be given a recording (or live statement) directing them to call the number designated by SouthEast.  SouthEast on a reciprocal basis will refer all misdirected repair calls that SouthEast receives for Windstream Customers to Windstream

4.6	SouthEast will contact the appropriate Windstream repair center in accordance with procedures established by Windstream. SouthEast will refer repair calls to Windstream via Windstream Express.

4.7	For all repair requests, SouthEast shall adhere to Windstream’s prescreening guidelines prior to referring the trouble to Windstream.

4.8	For purposes of this Section, Resale Services is considered restored or a trouble resolved when the quality of Resale Services is equal to that provided before the outage or the trouble occurred.

4.9
Windstream will bill SouthEast for handling troubles that are found not to be in Windstream’s network pursuant to its standard time and material charges.  The standard time and material charges will be no more than what Windstream charges to its retail Customers for the same services.

4.10
Windstream will provide SouthEast with written escalation procedures for maintenance resolution to be followed if, in SouthEast’s judgment, any individual trouble ticket or tickets are not resolved in a timely manner.  The escalation procedures to be provided thereunder shall include names and telephone numbers of Windstream management personnel who are responsible for maintenance issues.

4.11	Windstream Maintenance of Service Charges, when applicable, will be billed by Windstream to SouthEast, and not to SouthEast’s end-user Customers.

4.12	Dispatching of Windstream technicians to SouthEast Customer premises shall be accomplished by Windstream pursuant to a request received from SouthEast.

SouthEast Telephone, Inc.
DATE

Attachment 2: Resale

4.13
When an Windstream employee visits the premises of a SouthEast local Customer, the Windstream employee will inform the Customer or occupant, directly or indirectly, that he or she is there acting on behalf of “their local service provider”.  Materials left at the Customer premises (e.g., a door hanger notifying the Customer of the service visit) must also inform the Customer that Windstream was on their premises acting on behalf of “their local service provider”.

4.14
If trouble cannot be cleared without access to SouthEast local Customer’s premises and the Customer is not at home, the Windstream technician will leave at the Customer’s premises a non-branded “no access” card requesting the Customer to call “their local service provider” for rescheduling of repair.

4.15	Windstream reserves the right, but is not required, to contact SouthEast’s Customers for any lawful purpose.

4.16	Windstream will perform testing (including trouble shooting to isolate any problems) of Resale Services purchased by SouthEast in order to identify any new circuit failure performance problems.

5.0	Discontinuance of Service

5.1	End User Disconnect Procedures

5.1.1	At the request of SouthEast, Windstream will disconnect a SouthEast Customer.

5.1.2	All requests by SouthEast for denial or disconnection of an End User for nonpayment must be provided to Windstream in writing in the manner and format prescribed by Windstream.

5.1.3	SouthEast will be solely responsible for notifying the End User of the proposed disconnection of service.

5.1.4	Upon restoration of the End User’s service, charges will apply and will be the responsibility of SouthEast.

5.1.5
Windstream will continue to process calls made to Windstream for annoyance calls and will advise SouthEast when it is determined that annoyance calls are originated from one of their End User's locations.  Windstream shall be indemnified, defended and held harmless by SouthEast against any claim, loss or damage arising from providing this information to SouthEast.  It is the responsibility of SouthEast to take the corrective action necessary with its Customers who make annoying calls.  Failure to do so will result in Windstream’s disconnecting the End User's service.

6.0	Dispute Resolution

6.1	Notice of Disputes

Notice of a valid contractual dispute must be made through the Windstream Express System’s billing dispute form , specifically documenting the nature of the dispute, and must include a detailed description of the underlying dispute (the “Billing Dispute ”).  Billing Disputes must be submitted via Windstream Express, on the billing dispute form  or the dispute will not be accepted as a valid Billing Dispute and therefore denied by the billing Party.  The billing dispute form must be completed with all fields populated by the disputing Party or the form will be denied by the billing Party.

SouthEast Telephone, Inc.
DATE

Attachment 2: Resale

6.1.1	Billing Disputes

The billing dispute form must be complete, with all fields populated with the required information for the billable element in dispute.  If the billing dispute form is not complete with all information, the dispute will be denied by the billing Party.  After receipt of a completed billing dispute form, the billing Party will review to determine the accuracy of the Billing Dispute.  If the billing Party determines the dispute is valid, the billing Party will credit the disputing Party’s bill within thirty (30) calendar days of receipt of the Billing Dispute.  If the billing Party determines the Billing Dispute is not valid, the disputing Party may escalate the dispute as outlined in Section 6.1.1.1.

6.1.1.1
Resolution of the dispute is expected to occur at the first level of management, resulting in a recommendation for settlement of the dispute and closure of a specific billing period.  If the issues are not resolved within the allotted time frame, the following resolution procedure will be implemented:

6.1.1.1.1
If the dispute is not resolved within thirty (30) calendar days of receipt of the billing dispute form, the dispute will be escalated to the second level of management for each of the respective Parties for resolution.  If the dispute is not resolved within sixty (60) calendar days of the notification date, the dispute will be escalated to the third level of management for each of the respective Parties for resolution.

6.1.1.1.2
If the dispute is not resolved within ninety (90) calendar days of the receipt of the billing dispute form, the dispute will be escalated to the fourth level of management for each of the respective Parties for resolution.

6.1.1.1.3
Each Party will provide to the other Party an escalation list for resolving Billing Disputes.  The escalation list will contain the name, title, phone number, fax number and email address for each escalation point identified in this section 6.1.1.1.

6.1.1.1.4
If the dispute is not resolved within one hundred twenty (120) days of receipt of the billing dispute form or either Party is not operating in good faith to resolve the dispute, the Formal Dispute Resolution process, outlined in section 6.4, may be invoked.

6.1.1.2
If the disputing Party disputes charges and the dispute is resolved in favor of the disputing Party, the billing Party shall credit the bill of the disputing Party for the amount of the disputed charges by the next billing cycle after the resolution of the dispute.

6.1.1.3	Claims by the disputing Party for damages of any kind will not be considered a Bona Fide Dispute for purposes of this subsection 6.1.1.

6.1.1.4	Any credits due to the disputing Party resulting from the Billing Dispute process will be applied to the disputing Party's account by the billing Party immediately upon resolution of the dispute.

6.1.1.5	Neither Party shall bill the other Party for charges incurred more than twelve (12) months after the service is provided to the non-billing Party.

SouthEast Telephone, Inc.
DATE

Attachment 2: Resale

6.1.2	All Other Disputes

All other disputes (i.e., contractual disputes) shall be valid only if reasonable within the scope of this Agreement, and the applicable statute of limitations shall govern such disputes

6.2	Alternative to Litigation

6.2.1	The Parties desire to resolve disputes arising out of this Agreement without litigation. Accordingly, except for action seeking a temporary restraining order, an injunction, or similar relief from the PUC related to the purposes of this Agreement, or suit to compel compliance with this Dispute Resolution process, the Parties agree to use the following Dispute Resolution procedure with respect to any controversy or claim arising out of or relating to this Agreement or its breach.

6.3	Informal Resolution of Disputes

In the case of any dispute and upon receipt of the billing dispute form each Party will appoint a duly authorized representative knowledgeable in telecommunications matters, to meet and negotiate in good faith to resolve any dispute arising under this Agreement.  The location, form, frequency, duration, and conclusion of these discussions will be left to the discretion of the representatives.  Upon Agreement, the representatives may, but are not obligated to, utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations.  Discussions and the correspondence among the representatives for purposes of settlement are exempt from discovery and production and will not be admissible in the arbitration described below or in any lawsuit without the concurrence of both Parties.  Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and, if otherwise admissible, may be admitted in evidence in the arbitration or lawsuit.  Unless otherwise provided herein, or upon the Parties’ Agreement, either Party may invoke formal dispute resolution procedures including arbitration or other procedures as appropriate, not earlier than thirty (30) days after the date of the billing dispute form, provided the Party invoking the formal dispute resolution process has in good faith negotiated, or attempted to negotiate, with the other Party.

6.4	Formal Dispute Resolution

6.4.1
The Parties agree that all unresolved disputes arising under this Agreement, including without limitation, whether the dispute in question is subject to arbitration, may be submitted to PUC for resolution in accordance with its dispute resolution process and the outcome of such process will be binding on the Parties, subject to any right to appeal a decision reached by the PUC under applicable law.

6.4.2
If the PUC does not have or declines to accept jurisdiction over any dispute arising under this Agreement, the dispute may be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.  A Party may demand such arbitration in accordance with the procedures set out in those rules.  Discovery shall be controlled by the arbitrator and shall be permitted to the extent set out in this section or upon approval or order of the arbitrator.  Each Party may submit in writing to a Party, and that Party shall so respond, to a maximum of any combination of thirty-five (35) (none of which may have subparts) of the following: interrogatories; demands to produce documents; requests for admission. Additional discovery may be permitted upon mutual Agreement of the Parties.  The arbitration hearing shall be commenced within ninety (90) days of the demand for arbitration. The arbitration shall be held in Kentucky, unless otherwise agreed to by the Parties or required by the FCC.  The arbitrator shall control the scheduling so as to process the matter expeditiously.  The Parties shall submit written briefs five days before the hearing.  The arbitrator shall rule on the dispute by issuing a written opinion within thirty (30) days after the close of hearings.  The arbitrator has no authority to order punitive or consequential damages.  The times specified in this section may be extended upon mutual Agreement of the Parties or by the arbitrator upon a showing of good cause.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

SouthEast Telephone, Inc.
DATE

Attachment 2: Resale

6.4.3
Each Party shall bear its own costs of these procedures unless the Kentucky PUC or other presiding arbitrator, if any, rules otherwise.  A Party seeking discovery shall reimburse the responding Party for the costs of production of documents (including search time and reproduction costs).

6.5	Conflicts

6.5.1
The Parties agree that the Dispute Resolution procedures set forth in this Agreement are not intended to conflict with applicable requirements of the Act or the state commission with regard to procedures for the resolution of disputes arising out of this Agreement and do not preclude a Party from seeking relief under applicable rules or procedures of the PUC.

6.6	Arbitration

6.6.1
Any disputes involving amounts which represent Fifty Thousand Dollars ($50,000) or less annually, not resolved pursuant to the informal dispute resolution procedures set forth in § 6.3 within ninety (90) days of the Dispute Notice shall be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.  A Party may demand such arbitration in accordance with the procedures set out in those rules.  Discovery shall be controlled by the arbitrator and shall be permitted to the extent set out in this Section.  Each Party may submit in writing to a Party, and that Party shall so respond, to a maximum of any combination of thirty-five (35) (none of which may have subparts) of the following: interrogatories; demands to produce documents; requests for admission.

6.6.2
Additional discovery may be permitted upon mutual Agreement of the Parties.  The arbitration hearing shall be commenced within ninety (90) days of the demand for arbitration. The arbitration shall be held in the state capitol of the state where the Interconnection Services are provided.  The arbitrator shall control the scheduling so as to process the matter expeditiously.  The Parties shall submit written briefs five days before the hearing.  The arbitrator shall rule on the dispute by issuing a written opinion within thirty (30) days after the close of hearings.  The arbitrator shall have no authority to order punitive or consequential damages.  The times specified in this Section may be extended upon mutual Agreement of the Parties or by the arbitrator upon a showing of good cause.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

6.7	Costs

Each Party shall bear its own costs of these procedures.  A Party seeking discovery shall reimburse the responding Party for the costs of production of documents (including search time and reproduction costs).

7.0	Termination of Service to SouthEast

7.1
Windstream reserves the right to suspend or terminate service for nonpayment or in the event of prohibited, unlawful or improper use of facilities or service, abuse of facilities, or any other violation or noncompliance by SouthEast of the rules and regulations of the Windstream Local Exchange Tariff.

SouthEast Telephone, Inc.
DATE

Attachment 2: Resale

7.2
Disputes hereunder shall be resolved in accordance with the procedures identified in § 6.0 Dispute Resolution.  Failure of SouthEast to pay charges owed to Windstream shall be grounds for termination under this Agreement

7.3
Failure of SouthEast to pay all charges, including disputed amounts, shall be grounds for suspension or termination of this Agreement.  If SouthEast fails to pay when due, all charges billed to SouthEast under this Agreement , and any portion of such charges remain unpaid more than fifteen (15) days after the due date of such charges, Windstream will notify SouthEast in writing that in order to avoid having service disconnected and or suspension of order acceptance, SouthEast must remit all charges to Windstream within fifteen (15) days after receipt of said notice (the “Embargo Notice”).

7.4
If any SouthEast  charges remain unpaid at the conclusion of the time period as set forth in   § 7.3 above (15 days from the due date of such unpaid charges), Windstream will notify SouthEast, (the “Disconnect Notice”) and the appropriate commission(s) in writing, pursuant to state public service commission’s rules and regulations,  that SouthEast's service will be disconnected and SouthEast's End Users may be switched to Windstream local service and Windstream will suspend order acceptance. Applicable service establishment charges for switching End Users from SouthEast to Windstream will be assessed to SouthEast.  In the case of such discontinuance, all billed charges, as well as applicable termination charges, shall become due.  If Windstream does not discontinue the provision of the services involved on the date specified in the fifteen (15) day Embargo Notice, and SouthEast’s noncompliance continues, nothing contained herein shall preclude Windstream’s right to discontinue the provisions of the services to SouthEast without further notice.

7.5
Within five (5) calendar days of the transfer to Windstream’s service, (30 days past SouthEast's due date), Windstream will notify all affected End Users that because of a SouthEast's failure to pay all charges, their service is now being provided by Windstream.

7.6
After disconnect procedures have begun, Windstream will not accept service orders from SouthEast until all charges are paid in full, in immediately available funds.  Windstream will have the right to require a deposit equal to three (3) months charges (based on the highest previous month of service from Windstream) prior to resuming service to SouthEast after disconnect for nonpayment.

7.7
Beyond the specifically set out limitations in this Section, nothing herein will be interpreted to obligate Windstream to continue to provide service to any such End Users or to limit any and all disconnection rights Windstream may have with regard to such End Users.

8.0	Billing and Payments

8.1	Pursuant to this Agreement, Windstream shall bill SouthEast those charges, which SouthEast incurs as a result of SouthEast purchasing Resale Services from Windstream.

8.2
Windstream shall provide SouthEast a monthly bill including all charges incurred by and credits and/or adjustments due to SouthEast for the Resale Services ordered, established, utilized, discontinued or performed pursuant to this Agreement.  Each bill provided by Windstream to SouthEast will include:

SouthEast Telephone, Inc.
DATE

Attachment 2: Resale

8.2.1	all non-usage sensitive charges incurred for the period beginning with the day after the current bill date and extending to, and including, the next bill date;

8.2.2	any known unbilled non-usage sensitive charges for prior periods;

8.2.3	unbilled usage sensitive charges for the period beginning with the last bill date and extending up to, but not including, the current bill date; and

8.2.4
any known unbilled usage sensitive charges for prior periods. Windstream will also bill all charges, including but not limited to 911 and E911 charges, telecommunications relay charges, and franchise fees, to SouthEast.

8.3	Any switched access charges associated with Interexchange carrier access to the resold local exchange lines will be billed by, and due Windstream from the Interexchange Carrier.

8.4
All End User common line (EUCL) charges, subscriber line charges (SLC), or other similar charges will continue to apply for each local exchange line resold under this Agreement.  All applicable federal and state rules, tariffs and regulations associated with such charges shall be applicable, as may be amended from time to time.

8.5	Each Party will provide the other Party at no charge a contact person for the handling of any Resale Billing questions or problems.

8.6	Windstream will render bills each month on established bill days for each of SouthEast's accounts.

8.7
If SouthEast requests an additional copy(ies) of a bill, SouthEast will pay Windstream a reasonable fee per additional bill copy, unless such copy(ies) was requested due to errors, omissions, or corrections, or the failure of the original transmission to comply with the specifications set forth in this Agreement.

8.8
Payment of all charges will be the responsibility of SouthEast.  SouthEast shall make payment to Windstream for all Resale Services billed.  Windstream is not responsible for payments not received by SouthEast from SouthEast's Customer.  Windstream will not become involved in Billing Disputes that arise between SouthEast and its Customer.  Payments made to Windstream, as payment on account, will be credited to an accounts receivable master account and not to an End User's account.

8.9	Payment of all charges will be due within thirty (30) days of the invoice date and payable in immediately available funds. Payment is considered to have been made when received by Windstream.

9.0	Customer Usage Data

9.1	Usage Data with respect to End Users will be provided by Windstream to SouthEast when the End User has been transferred to SouthEast, and SouthEast purchases Resale Services from Windstream.

9.2	Windstream will provide usage data for SouthEast Customers using Windstream-provided Resale Services. Usage Data includes, but is not limited to, the following categories of information:

9.2.1	All record types that are currently processed for Windstream Customers.

9.2.2	Use of CLASS/ Custom Features;

9.2.3	Station level detail for Windstream - provided CENTREX families of services; and

SouthEast Telephone, Inc.
DATE

Attachment 2: Resale

9.2.4	Complete call detail and complete timing information for Resale Services;

9.3
Windstream will provide Usage Data for completed calls only for service offerings that Windstream records for itself (e.g., Local Measured Services) and recordings performed on the behalf of Windstream for operator services and directory assistance.

9.4	Windstream will provide Usage Data to SouthEast only for SouthEast Customers. Windstream will not submit other carriers’ local usage data as part of the SouthEast Usage Data.

9.5           Windstream will provide Usage Data in EMI format.

9.6	Windstream will include the Working Telephone Number (WTN) of the call originator on each EMI call record.

9.7	End user Customer usage records and station level detail records will be in packs in accordance with EMI guidelines.

9.8	Windstream will transmit formatted Usage Data to SouthEast via CONNECT: Direct or as otherwise agreed to by the Parties. SouthEast is responsible for the connection.

9.9
SouthEast and Windstream will test and certify the CONNECT: Direct interface to ensure the accurate transmission of Usage Data.  SouthEast will pay to Windstream a per message charge for Windstream’s transmission of usage data to SouthEast.

9.10
Windstream will provide Usage Data to SouthEast daily (Monday through Friday) on a time schedule to be determined by the Parties.  By mutual Agreement of both Parties, this schedule can be amended with thirty (30) days written notice.

9.11	Windstream will establish a single point of contact to respond to SouthEast call usage, data error, and record transmission inquiries.

9.12
Windstream will bill and SouthEast will pay the applicable charges for Usage Data set forth in this Agreement.  Billing and payment will be in accordance with the applicable terms and conditions set forth in this Agreement.

SouthEast Telephone, Inc.
DATE

Attachment 3: INTENTIONALLY LEFT BLANK

ATTACHMENT 3: INTENTIONALLY LEFT BLANK

SouthEast Telephone, Inc.
DATE

Attachment 4: Network Interconnection Architecture

ATTACHMENT 4: NETWORK INTERCONNECTION ARCHITECTURE

1.0	Scope

1.1
This Attachment describes the arrangements that may be utilized by the Parties for interconnection of their respective networks for the transmission and routing of Telephone Exchange Service and Exchange Access Service pursuant to §251 of the Act.  Network Interconnection will be provided by the Parties at any technically feasible point(s) within Windstream’s interconnected network within a LATA.  SouthEast must establish a point of interconnection at each Windstream tandem within the LATA.  It is SouthEast’s responsibility to establish interconnection, pursuant to this Attachment, within Windstream’s interconnected network within each LATA.  In each Windstream Exchange Area where the Parties interconnect their networks, the Parties will utilize the interconnection method as specified below unless otherwise mutually agreed to in writing by the Parties.  Traffic originated by any third party, not a Party to this Agreement, delivered to the other Party, regardless of whether such traffic is delivered to the Party’s End User, is not originating on that Party’s network and may not be routed through the any interconnection facilities.  The terms “originate” and “terminate” refer to the end points of a call, regardless of the classification of the Party’s End User.

1.2
Each Party is responsible for the cost, appropriate sizing, operation, and maintenance of the facilities on its side of each IP.  Each IP must be located within Windstream’s serving Territory in the LATA in which traffic is originating.  An IP determines the point up to which the originating Party shall be responsible for providing at its own expense, the call transport with respect to its Local traffic and IntraLATA Traffic.

1.3
An Interconnection Point ("IP"), as defined in §2.0 of this Attachment will be designated for each interconnection arrangement established pursuant to this Agreement.  Street address and/or Vertical and Horizontal (V & H) Coordinates will be provided to identify each IP.

2.0	Interconnection

2.1
Direct interconnection facilities provide for network interconnection between the Parties at a technically feasible point(s) on Windstream’s interconnected network within a LATA as described in Section 2.1.1.  SouthEast must establish a point of interconnection at each Windstream tandem within the LATA.  Traffic originated by any third party, not a Party to this Agreement, delivered to the other Party, regardless of whether such traffic is delivered to the Party’s End User, is not originating on that Party’s network and may not be routed through the direct interconnection facilities.  Direct interconnection shall be accomplished by, including but not limited to, one or more of the following methods: 1) lease arrangements, and 2) jointly provisioned facilities arrangements.

2.1.1	In order to gain connectivity, the IP is required at the following locations:

a)	IP at the Windstream Tandem Office where available;
b)	IP at the Windstream End Office;
c)	IP at the Windstream Access Tandem, where available, or End Office for a Windstream remote central office.

2.1.2	Lease arrangements will be governed by the applicable Windstream interstate, intrastate or local, special access or private line tariffs under which SouthEast orders service.

SouthEast Telephone, Inc.
DATE

Attachment 4: Network Interconnection Architecture

2.1.3
Each Party will be responsible for the engineering and construction of its own network facilities on its side of the IP, however, should Windstream be required to modify its network to accommodate the interconnection request made by SouthEast, SouthEast agrees to pay Windstream reasonable charges for such modifications. If SouthEast uses a third party network Carrier to reach the IP, SouthEast will bear all third party Carrier charges for facilities and traffic.

2.2	The Parties shall utilize direct end office facilities under any one of the following conditions:

2.2.1
Tandem Exhaust - If a tandem through which the Parties are interconnected is unable to, or is forecasted to be unable to support additional traffic loads for any period of time, the Parties will mutually agree on an end office facility plan that will alleviate the tandem capacity shortage and ensure completion of traffic between SouthEast and Windstream.

2.2.2
Traffic Volume – Where traffic exceeds or is forecasted to exceed a single DS1 of traffic per month, then SouthEast shall install and retain direct end office facilities sufficient to handle such traffic volumes.  SouthEast will install additional capacity between such points when overflow traffic exceeds or is forecasted to exceed a single DS1 of traffic per month.  In the case of one-way facilities, additional facilities shall only be required by the Party whose facilities has achieved the preceding usage threshold.

2.2.3	Mutual Agreement - The Parties may install direct end office facilities upon mutual agreement in the absence of conditions (2.2.1) or (2.2.2) above.

2.2
Indirect Interconnection.  Both Parties agree only to deliver traffic to the other pursuant to and consistent with the terms of this Agreement.  Neither Party shall utilize a third party for the delivery of traffic to the other pursuant to this Agreement without the prior written consent of all Parties and without the establishment of mutually agreeable terms and conditions among all Parties governing any intermediary arrangement with a third party.  Traffic originated by any third party, not a Party to this Agreement, delivered to the other Party, regardless of whether such traffic is delivered to the Party’s End User, is not originating on that Party’s network and may not be routed through Indirect Interconnection.

2.3
Transit Traffic.  Neither Party shall provide an intermediary or transit function for the connection of the End Users of a third party to the End Users of the other Party and without the establishment of mutually agreeable terms and conditions governing the provision of the intermediary function.  This Agreement does not obligate either Party to utilize any intermediary or transit traffic functions of the other Party or to accept transit traffic or intermediary arrangements with third parties.

2.4
Neither Party shall deliver: (i) traffic destined to terminate at the other Party's end office via another LEC's end office, or (ii) traffic destined to terminate at an end office subtending the other Party's tandem via another LEC's tandem.

3.0	Signaling Requirements

3.1
Signaling protocol.  The Parties will interconnect their networks using SS7 signaling where technically feasible and available as defined in FR 905 Bellcore Standards including ISDN user part ("ISUP") for trunk signaling and Transaction Capabilities Application Part ("TCAP") for CCS-based features in the interconnection of their networks.  All Network Interoperability Interface Forum (NIIF) adopted standards shall be adhered to.

3.2
Where available, CCS signaling shall be used by the Parties to set up calls between the Parties' Telephone Exchange Service networks.  If CCS signaling is unavailable, the Parties shall use MF (Multi-Frequency) signaling.

SouthEast Telephone, Inc.
DATE

Attachment 4: Network Interconnection Architecture

3.3
The following list of publications describe the practices, procedures and specifications generally utilized by the industry for signaling purposes and are listed herein to assist the Parties in meeting their respective interconnection responsibilities related to signaling:

GR-000246-CORE, Bell Communications Research Specifications of Signaling System 7 (“SS7”)

GR-000317-CORE, Switching System Requirements for Call Control Using the Integrated Services Digital Network User Part

GR-000394-CORE, Switching System Requirements for Interexchange Carrier Interconnection Using the Integrated Services Digital Network User Part

GR-000606-CORE, LATA Switching Systems Generic Requirements-Common Channel Signaling-§6.5

GR-000905-CORE, Common Channel Signaling Network Interface Specification Supporting Network Interconnection Message Transfer Part (“MTP”) and Integrated Digital Services Network User Part (“ISDNUP”)

3.4
The Parties will cooperate on the exchange of Transactional Capabilities Application Part (TCAP) messages to facilitate interoperability of CCS-based features between their respective networks, including all CLASS features and functions, to the extent each Party offers such features and functions to its End Users.  All CCS signaling parameters will be provided including, without limitation, Calling Party Number (CPN), Originating Line Information (“OLI”), calling party category and charge number.

3.5
Where available each Party shall cooperate to ensure that all of its trunk groups are configured utilizing the B8ZS ESF protocol for 64 kbps clear channel transmission to allow for ISDN interoperability between the Parties' respective networks.

3.6	The Parties shall jointly develop a grooming plan (the "Joint Grooming Plan") which shall define and detail, inter alia,

3.6.1	disaster recovery provisions and escalations;

3.6.2	direct/high usage trunk engineering guidelines; and

3.6.3	such other matters as the Parties may agree.

3.7
If a Party makes a change in its network, which it believes will materially affect the interoperability of its network with the other Party, the Party making the change shall provide thirty (30) days advance written notice of such change to the other Party.

4.0	Interconnection and Trunking Requirements

4.1	Local Traffic and IntraLATA Traffic

SouthEast Telephone, Inc.
DATE

Attachment 4: Network Interconnection Architecture

4.1.1	The Parties shall reciprocally terminate Local Traffic and IntraLATA calls originating on each other's networks as follows:

4.1.1.1
Where technically feasible, the Parties shall make available to each other two-way trunks for the reciprocal exchange of combined Local Traffic and IntraLATA traffic. In such case, each Party will provide to each other its Percentage of Local Use (PLU) for billing purposes.  If either Party questions the accuracy of the other’s PLU, that issue may be included in a verification review as provided in §32.0 of the General Terms and Conditions.  If at any time during the term of this Agreement, the average monthly number of minutes of use (combined Local Traffic and IntraLATA traffic) terminated by either Party on the network of the other exceeds the generally accepted engineering practices as mutually agreed to by the Parties, the Party on whose network those minutes have been terminated may elect to require jurisdictionally separate trunks for Local Traffic and IntraLATA traffic.

4.1.1.2
Each Party's operator bureau shall accept BLV and BLVI inquiries from the operator bureau of the other Party in order to allow transparent provisioning of BLV/BLVI traffic between the Parties' networks.  Each Party shall route BLV/BLVI inquiries between the Parties respective operator bureaus.

4.1.2	Neither Party shall utilize the Local/IntraLATA facilities for delivery of any other type of traffic to the other Party.

4.2	Trunking and Facilities

4.2.1
Trunking will be established at the DS-1 level or DS-0 level, and facilities will be established at the DS1, DS-3/OC-3 level, or higher, as agreed upon by the Parties.  All trunking will be jointly engineered to an objective P.01 grade of service.

4.2.2
Where Windstream is a 911 provider, separate trunks connecting SouthEast’s switch to Windstream’s E911 routers will be established by SouthEast.  If SouthEast purchases such services from Windstream, they will be provided at full applicable tariff rates.  For all 911/E911 traffic originating from SouthEast, it is the responsibility of SouthEast and the appropriate state or local public safety answering agency to negotiate the manner in which 911/E911 traffic from SouthEast will be processed.

4.2.3
SouthEast will not route traffic to Windstream’s local end office switches to act as a tandem on SouthEast's behalf nor will Windstream route traffic to SouthEast's local end office switches to act as a tandem on Windstream’s behalf.

4.2.4
This Agreement is applicable only to Windstream’s serving areas.  Windstream will not be responsible for interconnections or contracts relating to any of SouthEast’s interconnection with any other Carrier.

5.0	Network Management

5.1	Protective Protocols

Either Party may use protective network traffic management controls such as 7-digit and 10-digit code gaps on traffic toward each others network, when required to protect the public switched network from congestion due to facility failures, switch congestion or failure or focused overload.  The Parties will immediately notify each other of any protective control action planned or executed.

SouthEast Telephone, Inc.
DATE

Attachment 4: Network Interconnection Architecture

5.2	Expansive Protocols

Where the capability exists, originating or terminating traffic reroutes may be implemented by either Party to temporarily relieve network congestion due to facility failures or abnormal calling patterns.  Reroutes will not be used to circumvent normal trunk servicing.  Expansive controls will only be used when mutually agreed to by the Parties.

5.3	Mass Calling

The Parties shall cooperate and share pre-planning information, where available, regarding cross-network call-ins expected to generate large or focused temporary increases in call volumes, to prevent or mitigate the impact of these events on the public switched network.

6.0	Forecasting/Servicing Responsibilities

6.1	Both Parties agree to provide an initial forecast for establishing the initial interconnection facilities. Subsequent forecasts will be provided on a semi-annual basis.

6.2
Windstream shall be responsible for forecasting and servicing the trunk groups terminating to SouthEast.  SouthEast shall be responsible for forecasting and servicing the trunk groups terminating to Windstream End Users.  Standard trunk traffic engineering methods will be used as described in Bell Communications Research, Inc.  (Bellcore) document SR-TAP-000191, Trunk Traffic Engineering Concepts and Applications.

6.3
The Parties shall both be responsible for efficient planning and utilization of the network and employ all reasonable means of forecasting, monitoring and correcting for inefficient use of the network. The Parties will conduct facility planning meetings to determine initial and subsequent utilization standards subsequent to execution of this Agreement but prior to direct interconnection in accordance with §3.5 of this Appendix preceding.

6.4	Each Party shall provide a specified point of contact for planning, forecasting and trunk servicing purposes.

7.0	Trunk Servicing

7.1
Orders between the Parties to establish, add, change or disconnect trunks shall be processed by use of an Access Service Request ("ASR") or another industry standard method subsequently adopted by the Parties to replace the ASR for local trunk ordering.

7.2
The Parties shall jointly manage the capacity of local Interconnection Trunk Groups.  Either Party may send the other Party an ASR to initiate changes to the Local Interconnection Trunk Groups that the ordering Party desires based on the ordering Party's capacity assessment.

7.3	Orders that comprise a major project (i.e., new switch deployment) shall be submitted in a timely fashion, and their implementation shall be jointly planned and coordinated.

7.4	Each Party shall be responsible for engineering its networks on its side of the IP.

7.5	Each Party will provide trained personnel with adequate and compatible test equipment to work with each other's technicians.

SouthEast Telephone, Inc.
DATE

Attachment 4: Network Interconnection Architecture

7.6
The Parties will coordinate and schedule testing activities of their own personnel, and others as applicable, to ensure its interconnection trunks/trunk groups are installed per the interconnection order, meet agreed-upon acceptance test requirements, and are placed in service by the due date.

7.7	Each Party will perform sectionalization to determine if a trouble is located in its facility or its portion of the interconnection trunks prior to referring the trouble to each other.

7.8	The Parties will advise each other's Control Office if there is an equipment failure, which may affect the interconnection trunks.

7.9	Each Party will provide to each other test-line numbers and access to test lines.

7.10	The Parties will cooperatively plan and implement coordinated repair procedures for the local interconnection trunks to ensure trouble reports are resolved in a timely and appropriate manner.

7.11
A blocking standard of one-half of one percent (.005) during the average busy hour for final trunk groups between an SouthEast end office and Windstream access tandem carrying meet point traffic shall be maintained.  All other final trunk groups are to be engineered with a blocking standard of one percent (.01).  Windstream will engineer all interconnection trunks between the Parties to a 6 db of digital pad configuration.

SouthEast Telephone, Inc.
DATE

Attachment 5: INTENTIONALLY LEFT BLANK

ATTACHMENT 5: INTENTIONALLY LEFT BLANK

SouthEast Telephone, Inc.
DATE

Attachment 6: Unbundled Network Elements (UNEs)

ATTACHMENT 6: UNBUNDLED NETWORK ELEMENTS (UNEs)

1.0	Introduction

1.1
This Attachment sets forth rates, terms and conditions for Network Elements, subject to facility availability and technical feasibility, that Windstream agrees to offer to SouthEast in accordance with its obligations under Section 251(c)(3) of the Act.  The rates for each Network Element set forth in this Attachment.

1.2
Windstream’s sole obligation is to provide and maintain Unbundled Network Elements in accordance with such specifications herein.  Windstream DOES NOT WARRANT THAT UNBUNDLED NETWORK ELEMENTS ARE COMPATIBLE WITH ANY SPECIFIC FACILITIES OR EQUIPMENT OR CAN BE USED FOR ANY PARTICULAR PURPOSE OR SERVICE.  Transmission characteristics may vary depending on the length of the unbundled local loop and may vary due to characteristics inherent in the physical network.  Unbundled Local Loop specifications described in this Agreement apply only to the local loop as defined herein.  Windstream, in order to properly maintain and modernize the network, may make necessary modifications and changes to the Network Elements in its network on an as needed basis.  Such changes may result in minor changes to transmission parameters.

1.2
Unbundled Network Elements may not be used to provide any service that would degrade or otherwise adversely affect Windstream’s network services, e.g., introduce harmful voltages or electrical currents in excess of standards used in common industry practice.  Windstream will determine the medium over which the Unbundled Local Loop is provisioned to meet the appropriate technical parameters, except that, if SouthEast requires a specific type of Unbundled Local Loop to meet the technical requirements of a proposed service, Windstream will consider the request on a case-by-case basis.

1.3	It is SouthEast’s responsibility to provision and provide E911 Services to its End Users that are provisioned utilizing Windstream’s Unbundled Network Elements.

1.4	Unbundled Network Elements are only available to SouthEast for use in its provisioning of local exchange service to its End Users.

1.5	Access to the facility or functionality of a network element will be provided separately from access to other elements, and for a separate charge.

1.6	Windstream retains duty to maintain, repair, or replace the element.

1.7	Each Party is solely responsible for the services it provides to its End Users and to other Telecommunications Carriers.

1.8	Network elements provided to SouthEast under the provisions of this Attachment will remain the property of Windstream.

1.9
To the extent that Windstream files a tariff that specifies terms, conditions, or rates for the performance of any action or obligation that would otherwise be governed by this Agreement and such tariff is duly approved by an appropriate governmental agency with jurisdiction over its subject matter, the terms, conditions, and/or rates of this Agreement will be superseded by the tariff.

SouthEast Telephone, Inc.
DATE

Attachment 6: Unbundled Network Elements (UNEs)

2.0	Unbundled Loops

2.1
The loop is a transmission path on which a subscriber’s traffic is carried from the Main Distribution Frame or similar terminating device in an Windstream central office, in the local exchange, up to the termination at the Network Interface Device (NID) at the Customer’s premise.  Each unbundled loop will be provisioned with a NID.

2.2	Unbundled Local Loop Service will be available on an unbundled basis, first-come first-served, and subject to the availability of Windstream facilities.

2.3	Windstream will provide, subject to facility availability and technical feasibility, the following at the rates, terms, and conditions outlined in this Agreement and Exhibit A: UNE Price List.

2.3.1	2-Wire Analog

2.3.2	2-Wire Digital

2.3.3	DS1

2.3.3.1
DS1 Loop Caps.  Windstream is not obligated to provide SouthEast more than ten (10) DS1 unbundled loops to any single building (the “DS1 Cap”).  Accordingly, SouthEast will cease ordering DS1 unbundled loops once SouthEast has obtained ten (10) DS1 unbundled loops at the same building.  If, notwithstanding this Section, SouthEast submits such an order, at Windstream’s option it may accept the order, but convert any requested DS1 unbundled loop(s) in access of the cap to Special Access and any applicable Special Access charges will apply to SouthEast for such DS1 loop(s) as of the date of provisioning.

2.3.3.2
Windstream will provide written notice to SouthEast in the event SouthEast currently has more than ten (10) DS1 unbundled loops to any single building.  Within thirty (30) calendar days from the date of such notice, SouthEast will submit requests to disconnect or convert to Special Access the unbundled loops exceeding the DS1 Cap.  All unbundled loops converted to Special Access will be billed applicable Special Access charges as listed in the appropriate Windstream tariffs.

2.4	The provisioning of service to a Customer will require cross-office cabling and cross-connections within the central office to connect the loop to transmission equipment in co-located space.

2.5
SouthEast will be responsible for testing and isolating network failures.  Once SouthEast has isolated a trouble to the Windstream provided loop, SouthEast will issue a trouble report to Windstream on the loop.  Windstream will take the actions necessary to repair the loop if a trouble actually exists.

2.6
If SouthEast reports a trouble on a loop and no trouble actually exists, Windstream will charge SouthEast for any dispatching and testing, (both inside and outside the central office) required by Windstream in order to confirm the loop’s working status.

2.7
Where Windstream uses Integrated Digital Loop Carrier (IDLCs) systems to provide the local loop and Windstream has an alternate facility available, Windstream will make alternative arrangements to permit SouthEast to order a contiguous unbundled local loop.  To the extent it is technically feasible, these arrangements will provide SouthEast with the capability to serve End Users at the same level Windstream provides its Customers.  If no alternate facility is available then SouthEast can use the Bona Fide Request (BFR) process, specified in Attachment 19, to request that Windstream place facilities in order to meet SouthEast’s loop requirements.  Standard Loop intervals shall not apply to the BFR process.

SouthEast Telephone, Inc.
DATE

Attachment 6: Unbundled Network Elements (UNEs)

2.8
In addition to any liability provisions in this Agreement, Windstream does not guarantee or make any warranty with respect to unbundled local loops when used in an explosive atmosphere.  SouthEast will indemnify, defend and hold Windstream harmless from any and all claims by any person relating to SouthEast’s or SouthEast End User’s use of unbundled loops in an explosive atmosphere.

2.9
Windstream agrees that upon receiving an LSR from SouthEast for any Customer of Windstream who wishes to disconnect its service and receive SouthEast’s service, the cut-over shall be completed within the intervals set forth in Attachment 18: Performance Measures.  SouthEast may request a coordinated cut-over between the Parties to avoid breaks in service to the Customer.  Such coordinated cut-over shall be subject to the prices set forth in Exhibit A: UNE Price List and the intervals set forth in Attachment 18: Performance Measures.

3.0	Network Interface Device (NID)

3.1
The NID is defined as any means of interconnection of Customer premises wiring to Windstream’s distribution plant, such as a cross-connect device used for that purpose.  The NID is a single-line termination device or that portion of a multiple-line termination device required to terminate a single line or circuit at the premises.  The NID features two independent chambers or divisions that separate the service provider’s network from the End User’s Customer-premises wiring.  Each chamber or division contains the appropriate connection points or posts to which the service provider and the End User each make their connections.  The NID provides a protective ground connection and is capable of terminating cables such as twisted pair cable.

3.2
With respect to multiple dwelling units or multiple-unit business premises, that are pursuant to applicable law, SouthEast will provide its own NID and will connect directly with the Customer’s inside wire.  SouthEast will not require any connection to the Windstream NID, unless such premises are served by “single subscriber” type NIDs.

3.3	The Windstream NIDs that SouthEast uses under this Attachment will be those installed by Windstream to serve its Customers.

3.4
Where feasible, the NID shall be physically accessible to SouthEast designated personnel.  In cases where entrance to the Customer premises is required to give access to the NID, SouthEast shall obtain entrance permission directly from the Customer.

3.5
SouthEast will not attach to or disconnect Windstream's ground.  SouthEast will not cut or disconnect Windstream's loop from its protector.  SouthEast will not cut any other leads in the NID.  SouthEast will protect all disconnected leads with plastic sleeves and will store them within the NID enclosure.  SouthEast will tighten all screws or lugs loosened by SouthEast in the NID's enclosure and replace all protective covers.

3.6	Any repairs, upgrades, and/or rearrangements required by SouthEast will be performed by Windstream based on time and material charges.

3.7
If an existing NID is accessed, it shall be capable of transferring electrical analog or digital signals between the End User’s Customer premises and the distribution media and/or cross connect to SouthEast’s NID.

SouthEast Telephone, Inc.
DATE

Attachment 6: Unbundled Network Elements (UNEs)

3.8.
Existing Windstream NIDs will be provided in “as is” condition.  SouthEast may request Windstream to do additional work to the NID on a time and material basis.  When SouthEast deploys its own local Loops in a multiple-line termination device, SouthEast shall specify the quantity of NIDs connections that it requires within such device.

4.0	Cross-Connects

4.1
The provisioning of a Loop to Windstream’s collocation space will require cross-office cabling and cross-connections within the central office to connect the Loop to a local switch or to other transmission equipment.  These cross-connects are separate components that are not considered a part of the Loop, and thus, have a separate charge.

5.0	Provisioning/Maintenance of Network Elements on an Unbundled Basis

5.1
Subject to the terms herein, Windstream is responsible only for the installation, operation and maintenance of the Network Elements it provides.  Windstream is not otherwise responsible for the Telecommunications Services provided by SouthEast through the use of those elements.

5.2
Where unbundled network elements provided to SouthEast are dedicated to a single End User, if such elements are for any reason disconnected, they will be made available to Windstream for future provisioning needs, unless such element is disconnected in error.  SouthEast agrees to relinquish control of any such unbundled network element concurrent with the disconnection of SouthEast’s End User’s service.

5.3
The elements provided pursuant to this Attachment will be available to Windstream at times mutually agreed upon in order to permit Windstream to make tests and adjustments appropriate for maintaining the services in satisfactory operating condition.  No credit will be allowed for any interruptions involved during such tests and adjustments.

5.4
SouthEast’s use of any Windstream unbundled network element, or of its own equipment or facilities in conjunction with any Windstream network element, will not materially interfere with or impair service over any facilities of Windstream, or its connecting and concurring carriers involved in its services, cause damage to their plant, impair the privacy of any communications carried over their facilities or create hazards to the employees of any of them or the public. Upon reasonable written notice and opportunity to cure, Windstream may discontinue or refuse service if SouthEast violates this provision, provided that such termination of service will be limited to SouthEast’s use of the element(s) causing the violation.

5.5
When a Windstream provided tariffed or resold service is replaced by an SouthEast facility based service using any Windstream provided unbundled network elements (including service provided exclusively via Windstream provided UNE), both the disconnect order and the new connect order will be issued by SouthEast.  A service order charge on the requested network elements will be assessed.  Similarly, when an End User is served by one local service provider using Windstream provided UNE is converted to SouthEast’s service which also uses an Windstream provided UNE, a disconnect order will be issued by Windstream (with an appropriate service order charge being generated to SouthEast) of the existing UNE and a new connect order will be issued by SouthEast (with an appropriate service order charge being generated to SouthEast) of the new UNE.

5.6
SouthEast will connect equipment and facilities that are compatible with the Windstream Network Elements and will use Network Elements in accordance with the applicable regulatory standards and requirements.

5.7	Unbundled Network Elements may not be connected to or combined with Windstream access services or other Windstream tariffed service offerings.

SouthEast Telephone, Inc.
DATE

Attachment 6: Unbundled Network Elements (UNEs)

6.0	Maintenance of Elements

6.1
The network elements provided by Windstream pursuant to this Attachment will be maintained by Windstream.  SouthEast or others may not rearrange, move, disconnect, remove or attempt to repair any facilities provided by Windstream, other than by connection or disconnection to any interface means used, except with the written consent of Windstream.

6.2
If trouble occurs with unbundled network elements provided by Windstream, SouthEast will first determine whether the trouble is in SouthEast's own equipment and/or facilities or those of the End User.  If SouthEast determines the trouble is in Windstream's equipment and/or facilities, SouthEast will issue a trouble report to Windstream via Windstream Express.

6.3
SouthEast will pay Time and Material charges when SouthEast reports a suspected failure of a network element and Windstream dispatches personnel to the End User's premises or a Windstream central office and trouble was not caused by Windstream's facilities or equipment.  Time and Material charges will include all technicians dispatched, including technicians dispatched to other locations for purposes of testing.

6.4
SouthEast will pay Time and Material charges when Windstream dispatches personnel and the trouble is in equipment or communications systems provided an entity by other than Windstream or in detariffed CPE (Customer Provider Equipment) provided by Windstream, unless covered under a separate maintenance Agreement.

6.5
If SouthEast issues a trouble report allowing Windstream access to the End User's premises and Windstream personnel are dispatched but denied access to the premises, then Time and Material charges will apply for the period of time that Windstream personnel are dispatched.  Subsequently, if Windstream personnel are allowed access to the premises, the charges discussed herein will still apply.

6.6
Time and Material charges apply on a half-hour basis.  If more than one technician is necessary in accordance with Windstream standard practices and is dispatched in conjunction with the same trouble report, the total time for all technicians dispatched will be aggregated prior to the distribution of time between the "First Half Hour or Fraction Thereof" and "Each Additional Half Hour or Fraction Thereof" rate categories.  Basic Time is work-related efforts of Windstream performed during normally scheduled working hours on a normally scheduled workday.  Overtime is work-related efforts of Windstream performed on a normally scheduled workday, but outside of normally scheduled working hours.  Premium Time is work related efforts of Windstream performed other than on a normally scheduled workday.

6.7
If SouthEast requests or approves an Windstream technician to perform services in excess of or not otherwise contemplated by the nonrecurring charges herein, SouthEast will pay for any additional work to perform such services, including requests for installation or conversion outside of normally scheduled working hours.

7.0	Performance of Network Elements

7.1
Access to Network Elements provided by Windstream to SouthEast will meet applicable regulatory performance standards and be at least equal in quality and performance as that which Windstream provides to itself.  SouthEast may request, and Windstream will provide, to the extent technically feasible, access to Network Elements that is lesser quality than Windstream provides to itself and such service will be requested pursuant to the Bona Fide Request process.

SouthEast Telephone, Inc.
DATE

Attachment 6: Unbundled Network Elements (UNEs)

7.2
Nothing in this Attachment will limit either Party’s ability to modify its network through the incorporation of new equipment, new software or otherwise.  Each Party will provide the other Party written notice of any such upgrades in its network which will materially impact the other Party’s service consistent with the timelines established by the FCC in the Second Report and Order, CC Docket 96-98. SouthEast will be solely responsible, at its own expense, for the overall design of its telecommunications services and for any redesigning or rearrangement of its telecommunications services which may be required because of changes in facilities, operations or procedure of Windstream, minimum network protection criteria, or operating or maintenance characteristics of the facilities.

8.0	Pricing

8.1
Exhibit A: UNE Price List is a schedule which reflects the prices at which Windstream agrees to furnish Unbundled Network Elements and associated ancillary items to SouthEast.  SouthEast agrees to compensate Windstream for unbundled Network elements at the rates contained in this Exhibit.

8.2
For any rate element and/or charge contained in or referenced to in this Attachment that are not listed in the pricing, including Bona Fide Requests, the rate for the specific service or function will be as set forth in the applicable Windstream tariff.

8.3	Windstream will render a monthly bill for Network Elements provided hereunder. Remittance in full will be due within thirty (30) days of receipt of invoice. Interest will apply on overdue amounts.

8.4	Windstream will recover the costs of modifying its outside plant facilities for SouthEast space requirements. These costs will be recovered via the Bona Fide Request process described herein.

8.5	Recurring Charges

8.5.1
Unless otherwise listed below, where Rates are shown as monthly, a month will be defined as a calendar month.  The minimum term for each monthly rated element will be one (1) month.  After the initial month, billing will be on the basis of whole or fractional months used.  The minimum service period for elements provided under the Bona Fide Request process might be longer.

8.5.2
Where rates will be based on minutes of use, usage will be accumulated at the end office and rounded to the next higher minute.  SouthEast will pay for all usage on such calls including those that are not completed due to busy or don't answer conditions

8.5.3
Where rates are based on miles, the mileage will be calculated on the airline distance involved between the locations.  To determine the rate to be billed, Windstream will first compute the mileage using the V&H coordinates method, as set forth in the National Exchange Carrier Association, Inc. Tariff F.C.C. No 4.  When the calculation results in a fraction of a mile, Windstream will round up to the next whole mile before determining the mileage and applying rates.

8.6	Non-Recurring Charges

8.6.1
SouthEast will pay a non-recurring charge when SouthEast adds or removes a signaling point code.  This charge also applies to point code information provided by SouthEast allowing other telecommunications providers to use SouthEast's SS7 signaling network.

SouthEast Telephone, Inc.
DATE

Attachment 6: Unbundled Network Elements (UNEs)

8.6.2
A service order processing charge (Service Order Charge) will be applied to each service order issued by SouthEast for Windstream to process a request for installation, disconnection, rearrangement, changes to or record orders for unbundled network elements.

8.6.3	SouthEast will pay a non-recurring Coordinated Cut-over charge, when SouthEast requests a coordinated cut-over.

SouthEast Telephone, Inc.
DATE

Attachment 6: Unbundled Network Elements (UNEs)

Exhibit A: UNE Price List

	Monthly Recurring / MOU Rate	Nonrecurring Charges
		Initial	Additional
Unbundled Loops – Loops prices only apply to the Windstream exchange service area listed in Section 48 of the General Terms and Conditions.
2-Wire Analog	$22.23	$10.64	$10.64
DS-1	$106.77	$10.64	$10.64

Network Interface Device	$1.35

Service Order Charges
New Service	$47.25
Change	$24.00
Disconnect	$24.00
Manual Service Order	$65.00

Maintenance of Service Charges
Basic Time per half (1/2) hour	$40.00
Overtime per half (1/2) hour	$80.00
Premium Time per half (1/2) hour	$120.00

Time and Material Charges
Basic Time per half (1/2) hour	$40.00
Overtime per half (1/2) hour	$80.00
Premium Time per half (1/2) hour	$120.00

SouthEast Telephone, Inc.
DATE

Attachment 7: Collocation

ATTACHMENT 7: COLLOCATION

Windstream shall provide to SouthEast, in accordance with this Agreement (including, but not limited to, Windstream’s applicable Tariffs) and the requirements of Applicable Law, Collocation for the purpose of facilitating SouthEast’s interconnection with facilities or services of Windstream or access to Unbundled Network Elements of Windstream; provided, that notwithstanding any other provision of this Agreement, Windstream shall be obligated to provide Collocation to SouthEast only to the extent required by Applicable Law and may decline to provide Collocation to SouthEast to the extent that provision of Collocation is not required by Applicable Law. Subject to the foregoing, Windstream shall provide Collocation to SouthEast in accordance with the rates, terms and conditions set forth in Windstream’s Collocation tariff.

SouthEast Telephone, Inc.
DATE

Attachment 8: Intentionally Left Blank

ATTACHMENT 8: INTENTIONALLY LEFT BLANK

SouthEast Telephone, Inc.
DATE

Attachment 9: Directories

ATTACHMENT 9: DIRECTORIES

This Attachment 9: Directories sets forth terms and conditions with respect to the printing and distribution of White Pages directory in addition to the General Terms and Conditions.  Windstream will provide the service of accepting service orders for listing SouthEast customers, printing and distribution of White Pages until Windstream’s sale of Windstream Yellow Pages is complete.  At that point, it is SouthEast’s responsibility to secure Directory Listings directly from the directory publisher.

1.0	Introduction

1.1
Windstream obtains the publication of White Pages and Yellow Pages directories (Windstream Directories) for geographic areas in which SouthEast may also provide local exchange telephone service, and SouthEast wishes to include listing information for its Customers in the appropriate Windstream Directories.

1.2
Windstream will include SouthEast’s Customer listings in the appropriate Windstream White Pages directory in accordance with § 2.0 Resale and § 3.0 Other, as specified in this Attachment. The Parties agree that § 2.0 Resale shall be applicable to Customers which SouthEast serves through a Resale Agreement, and § 3.0 Other relates to all other Customers served by SouthEast.

1.3
Any references in this Attachment to Windstream procedures, practices, requirements, or words of similar meaning, shall also be construed to include those of Windstream’s contractors that produce directories on its behalf.

1.4
A service order processing charge (Service Order Charge), listed in Appendix B, will be applied to each service order issued by SouthEast for Windstream to process a directory listing request or change to an existing directory listing.

2.0	Service Provided - Resale

2.1
Windstream will include in appropriate White Pages directories the primary alphabetical listings of all SouthEast Customers (other than non-published or non-list Customers) located within the local directory area.

2.2
SouthEast will furnish to Windstream subscriber listing information pertaining to SouthEast Customers located within the Windstream local directory area, along with such additional information as Windstream may require to prepare and print the alphabetical listings of said directory.

2.3
Windstream will include the listing information for SouthEast’s Customer for Resale Services in Windstream’s White Pages directory database in the same manner as it includes listing information for Windstream’s Customers.

2.4	Windstream will provide SouthEast with format requirements and procedures for submitting directory listings and directory updates.

2.5	SouthEast may purchase Enhanced White Pages listings for residential Customers on a per listing basis, and will pay Windstream amounts attributable to such Enhanced Listings used by its Customers.

2.6
SouthEast’s subscriber listings will be inter-filed (interspersed) with Windstream’s and other local service provider’s subscriber listings in the White Pages directory with no discernible differentiation in the listings to indicate to the reader that the listings are served by another local service provider.

SouthEast Telephone, Inc.
DATE

Attachment 9: Directories

2.7
Windstream will deliver White Pages directories to SouthEast Customers.  The timing of such delivery and the determination of which White Pages directories will be delivered (by Customer address, NPA/NXX or other criteria), and the number of White Pages directories to be provided per Customer, will be on the same terms that Windstream delivers White Pages directories to its own End Users.

2.8	Windstream will distribute any subsequent directories in accordance with the same practices and procedures used by Windstream.

2.9
At its option, SouthEast may purchase information pages  (Customer Guide Pages) in the informational section of the Windstream White Pages directory covering the geographic area(s) it is serving.  These pages will be in alphabetical order with other local service providers and will be no different in style, size, color and format than Windstream information pages.  Sixty (60) days prior to the directory close date, SouthEast will provide to Windstream the information page(s) in camera ready format.  Windstream will have the right to approve or reject the format and content of such information page(s) and, with SouthEast’s Agreement, Windstream may, but is not required to, revise the format and content of such information page(s).

2.10
Windstream will include SouthEast specific information (i.e., business office, residence office, repair bureau, etc.) in the White Pages directory on an “index-type” information page, in alphabetical order along with other local service providers, at no charge.  The space available to SouthEast on such page will be 1/8th page in size.  In order to have such information published, SouthEast will provide Windstream, sixty (60) days prior to the directory close date, with its logo and information in the form of a camera ready copy, sized at 1/8th of a page.  SouthEast will be limited to a maximum of 1/8th of a page in any single edition of an Windstream White Pages directory.

2.11
The Parties shall cooperate so that Yellow Page advertisements purchased by Customers who switch to SouthEast as their local service provider (including Customers utilizing SouthEast-assigned telephone numbers and SouthEast Customers utilizing local number portability (LNP)) are provided in accordance with standard Windstream practices.  Yellow Page services will be offered to SouthEast’s Customers on the same basis that they are offered to Windstream’s Customers.  Such services will be provided through Windstream’s yellow pages affiliate, its agent or assignee.

3.0	Service Provided - Other

3.1	Windstream will include in appropriate White Pages directories the primary alphabetical listings of all SouthEast End Users located within the local directory scope.

3.2
Windstream agrees to include one basic White Pages listing for each SouthEast Customer located within the geographic scope of its White Page Directories, and a courtesy Yellow Page listing for each SouthEast business Customer located within the geographical scope of its Yellow Page directories.

3.2.1	Service order charges apply pursuant to section 1.4 of this attachment.

3.2.2
A basic White Page listing is defined as a Customer name, address, and either the SouthEast assigned number for a Customer or the number for which number portability is provided, but not both numbers.  Basic White Pages listings of SouthEast Customers will be inter-filed with listings of Windstream and other LEC Customers.

SouthEast Telephone, Inc.
DATE

Attachment 9: Directories

3.3	Windstream agrees to provide SouthEast’s Customers secondary White Page listings at the rate listed in Exhibit A: Directories Price List.

3.4
SouthEast will furnish to Windstream subscriber listing information pertaining to SouthEast End Users located within the local directory scope, along with such additional information as Windstream may require to prepare and print the alphabetical listings of said directory.

3.5	SouthEast will provide its subscriber listing information to Windstream, in a manner and format prescribed by Windstream, via Windstream Express.

3.6	SouthEast will provide to Windstream a forecasted amount of the number of directories, which SouthEast will need, for its Customers prior to directory publication.

3.7	Windstream makes no guarantee as to the availability of directories beyond the forecasted amount provided by SouthEast.

3.8	SouthEast agrees to pay Windstream an Initial Book charge at the Wholesale rates as indicated in Exhibit A: Directories Price List.

3.9
If SouthEast desires subsequent directories after the initial distribution, Windstream, subject to the availability of such directories, agrees to provide subsequent directories at the Retail rates in Exhibit A: Directories Price List.

3.10
Windstream will deliver White Pages directories to SouthEast Customers.  The timing of delivery and the determination of which White Pages directories will be delivered (by Customer address, NPA/NXX or other criteria), and the number of White Pages directories to be provided per Customer, will be provided under the same terms that Windstream delivers White Pages directories to its own End Users.

3.11	Windstream will distribute any subsequent directories in accordance with the same practices and procedures used by Windstream.

3.12
At its option, SouthEast may purchase information pages (Customer Guide Pages) in the informational section of the Windstream White Pages directory covering the geographic area(s) it is serving.  These pages will be in alphabetical order with other local service providers and will be no different in style, size, color and format than Windstream information pages.  Sixty (60) days prior to the directory close date, SouthEast will provide to Windstream the information page(s) in camera ready format.  Windstream will have the right to approve or reject the format and content of such information page(s), and, with SouthEast’s Agreement, Windstream may, but is not required to, revise the format and content of such information page(s).

3.13
Windstream will include SouthEast specific information (i.e., business office, residence office, repair bureau, etc.) in the White Pages directory on an “index-type” information page, in alphabetical order along with other local service providers, at no charge.  The space available to SouthEast on such page will be 1/8th page in size.  In order to have such information published, SouthEast will provide Windstream with its logo and information in the form of a camera ready copy, sized at 1/8th of a page.  SouthEast will be limited to a maximum of 1/8th of a page in any single edition of an Windstream White Pages directory.

3.14
The Parties shall cooperate so that Yellow Page advertisements purchased by Customers who switch to SouthEast as their local service provider (including Customers utilizing SouthEast-assigned telephone numbers and SouthEast Customers utilizing LNP) are provided in accordance with standard Windstream practices.  Yellow Page services will be offered to SouthEast’s Customers on the same basis that they are offered to Windstream’s Customers.  Such services will be provided through Windstream’s yellow pages affiliate, its agent or assignee.

SouthEast Telephone, Inc.
DATE

Attachment 9: Directories

4.0	Limitation of Liability and Indemnification

4.1
Windstream will not be liable to SouthEast for any losses or damages arising out of errors, interruptions, defects, failures, delays, or malfunctions of the White Pages services, including any and all associated equipment and data processing systems, unless said losses or damages result from Windstream’s gross negligence or willful or wanton or intentional misconduct.  Any losses or damages for which Windstream is held liable under this Agreement to SouthEast, shall in no event exceed the amount of the charges billed to SouthEast for White Pages services with respect to the period beginning at the time notice of the error, interruption, defect, failure, or malfunction is received by Windstream to the time Service is restored.

4.2
SouthEast agrees to defend, indemnify, and hold harmless Windstream from any and all losses, damages, or other liability that Windstream may incur as a result of claims, demands, wrongful death actions, or other claims by any Party that arise out of SouthEast’s Customers’ use of the White Pages services, or the negligence or wrongful act of SouthEast except to the extent any such losses, damages or other liability solely from Windstream’s gross negligence or willful misconduct.  SouthEast will defend Windstream against all Customer claims just as if SouthEast had provided such service to its Customer with SouthEast’s own employees and will assert its contractual or tariff limitation of liability, if any, for the benefit of both Windstream and SouthEast.

4.3
SouthEast agrees to release, defend, indemnify, and hold harmless Windstream from any claims, demands, or suits with respect to any infringement or invasion of privacy or confidentiality of any person or persons caused or claimed to be caused, directly, or indirectly, by Windstream employees or equipment associated with provision of the White Pages services, except to the extent any such losses, damages or other liability is based on or results from Windstream’s gross negligence or willful misconduct.  This provision includes but is not limited to suits arising from disclosure of the telephone number, address, or name associated with the telephone called or the telephone used in connection with White Pages services.

5.0	Pricing

5.1	Prices for White Pages services are as contained on Exhibit A: Directories Price List, attached hereto and incorporated herein.

SouthEast Telephone, Inc.
DATE

Attachment 9: Directories

EXHIBIT A: DIRECTORIES PRICE LIST

Price Per Initial White Page listing: $0.00

Price Per Additional White Page listing: $3.00

Price Per Single Sided Informational Page:

6x9
1 additional information page	$475.00
2 additional information pages	$750.00

9x11
1 additional information page	$1,225.00
2 additional information pages	$1,440.00

Price Per Book Copy Ordered after Initial Order: (See Below)
	DIR	DIRECTORY	WHOLESALE	RETAIL
ST	CODE	NAME	PRICE	PRICE	SUBCODE
KY		Applicable Kentucky Alltel Territories	Per tariff	Per tariff

SouthEast Telephone, Inc.
DATE

Attachment 10: INTENTIONALLY LEFT BLANK

ATTACHMENT 10: INTENTIONALLY LEFT BLANK

SouthEast Telephone, Inc.
DATE

Attachment 11: INTENTIONALLY LEFT BLANK

ATTACHMENT 11: INTENTIONALLY LEFT BLANK

SouthEast Telephone, Inc.
DATE

Attachment 12: Compensation

ATTACHMENT 12:  COMPENSATION

1.0	Introduction

1.1
For purposes of compensation under this Agreement, the traffic exchanged between the Parties will be classified as one of four types:  Local Traffic, IntraLATA Interexchange Traffic, or InterLATA Interexchange Traffic.  The Parties agree that, notwithstanding the classification of traffic by SouthEast with respect to its End Users, the classification of traffic provided in this Agreement shall control with respect to compensation between the Parties under the terms of this Agreement.  The provisions of this Attachment shall not apply to services provisioned by Windstream to SouthEast as local Resale Services.

1.2
Calls originated by SouthEast and terminated to Windstream (or vice versa) will be classified as "Local Traffic" under this Agreement if: (i) the call originates and terminates in the same Windstream Exchange; or (ii) originates and terminates within different Windstream Exchanges that share a common mandatory local calling area, e.g., mandatory Extended Area Service (EAS), mandatory Extended Local Calling Service (ELCS), or other like types of mandatory expanded local calling scopes as specified or defined by Windstream tariffs.

1.3	Traffic, other than Local Traffic, shall be terminated to a Party subject to that Party’s tariffed access charges.

1.4
The Parties agree that all traffic, other than Local Traffic, that is terminated on the public switched network, regardless of the technology used to originate or transport such traffic, including but not limited to Voice Over Internet Protocol (VoIP), will be assessed either interstate or intrastate (depending on the end points of the call) terminating charges at the rates provided in the terminating Party’s access tariff..

1.5
By entering into this Agreement, both Parties expressly reserve the right to advocate their respective positions before state and/or federal regulatory bodies, whether in complaint dockets, arbitration under Section 252 of the Act, rulemaking dockets, or in any legal challenges stemming from such proceedings with regard to the treatment of Voice Over Internet Protocol (VoIP) traffic for intercarrier compensation purposes.

1.6
The Parties agree that until the FCC enters a final, binding, and non-appealable order (“Final Order”) determining the appropriate compensation mechanism for VoIP traffic, the Parties shall exchange traffic and compensate each other  in accordance with Section 1.3.  At such time as a Final Order becomes applicable, the Parties agree to amend this Agreement to conform with the findings of the Final Order.

2.0	Responsibilities of the Parties

2.1	Each Party will be responsible for the accuracy and quality of the data it submits to the other Party.

2.2
Each Party will provide the other Party the originating Calling Party Number (CPN) with respect to each call terminated on the other Party’s network to enable each Party to issue bills in a complete and timely fashion.  All CCS signaling parameters will be provided including CPN.

2.3
Neither Party shall strip, modify or alter any of the data signaling or billing information provided to the other Party.  In the event a Party strips, modifies or alters any of the data signaled or strips, modifies or alters any of the billing information provided to the other Party, such event will be a material breach of this Agreement.

SouthEast Telephone, Inc.
DATE

Attachment 12: Compensation

2.4
Each Party shall identify and make available to the other Party, at no additional charge, a contact person for the handling of any billing questions or problems that may arise during the implementation and performance of this Attachment.

2.5
All calls exchanged without CPN will be billed as IntraLATA Interexchange Traffic, if the failure to transmit CPN is not caused by technical malfunctions.  In the event that technical malfunctions result in lack of transmission of CPN, the Parties will cooperate in attempting to resolve such technical malfunctions and the Parties will develop and utilize mutually agreeable surrogate methods for determining compensation that shall be utilized until the technical malfunctions are resolved.

3.0	Reciprocal Compensation for Termination of Local Traffic

3.1	Each Party will be compensated for the exchange of Local Traffic, as defined in §1.2 of this Attachment, in accordance with the provisions of §3.0.

3.2
The Parties agree to reciprocally exchange Local Traffic between their networks.  Each Party shall bill its end-users for such traffic and will be entitled to retain all revenues from such traffic without payment of further compensation to the other Party.

3.3
Upon data submitted by one of the Parties, and agreed to by the other Party, supporting the level of traffic exchanged between the Parties is out of balance using a ratio of 60%/40% for three (3) consecutive months (one Party originates 60% or more of the traffic exchanged), the parties agree to the reciprocal compensation minute of use rates pursuant to Appendix B.

3.4
Any traffic utilizing the Public Switched Telephone Network, regardless of transport protocol method, where the originating and terminating points (end-to-end points), are in different local calling areas as defined by the terminating Party and delivered to the terminating Party using switched access services shall be considered Switched Access Traffic.  The traffic described herein shall not be considered Local Traffic.  Irrespective of origination or transport protocol method used, a call that originates in one local calling area and terminates in another local calling area (i.e. the end-to-end points of the call) shall not be compensated as Local Traffic.

4.0	Compensation for Transit Traffic

4.1
Transit traffic is Local Traffic exchanged between the Parties that originates or terminates on the network of another telecommunication service provider (the “Non-Party Provider”), where one of the Parties or the Non-Party Provider performs a local tandem function to complete the traffic between the others.  When the transit function is performed by one of the Party’s the following shall be applicable:

4.1.1	Prior to either Party providing transit traffic services to the other, the Party requesting transit service must provide notice to the other Party.

4.1.2
Party represents that it will not send Local Traffic to the other Party that is destined for the network of a Non-Party Provider unless and until such Party has the authority to exchange traffic with the Non-Party Provider.

4.1.3	The Party originating traffic will compensate the other Party a Local Transit Traffic rate element of $.003 per Minute Of Usage (MOU).

4.2	All traffic, other than Local Traffic, that transits a tandem will be classified and treated as Meet-Point Billing Traffic, unless otherwise agreed in writing between the Parties.

SouthEast Telephone, Inc.
DATE

Attachment 12: Compensation

5.0	Compensation for Termination of IntraLATA and Interstate Interexchange Traffic

5.1
Compensation for termination of intrastate IntraLATA Interexchange service traffic will be at the terminating access rates for Message Telephone Service (MTS) and originating access rates for 800 Service, including the Carrier Common Line (CCL) charge, as set forth in the relevant Party's intrastate access service tariff or price list.  Compensation for termination of interstate IntraLATA intercompany traffic will be at the terminating access rates for MTS and originating access rates for 800 Service including the CCL charge, as set forth in the relevant Party's interstate access service tariff.

5.2	In the event that SouthEast does not have a filed IntraLATA Interexchange tariff for access service, SouthEast agrees to utilize rates that do not exceed Windstream’s tariffed access rates.

6.0	Compensation for Origination and Termination of Switched Access Service Traffic to or from an IXC (Meet-Point Billing (MPB) Arrangements)

6.1	Compensation for termination of interstate InterLATA intercompany traffic will be at access rates as set forth in the relevant Party's applicable interstate access tariffs.

6.2	In the event that SouthEast does not have a filed IntraLATA Interexchange tariff or price list for access service, SouthEast will utilize rates that do not exceed Windstream’s tariffed access rates.

6.3
The Parties will each establish their respective MPB arrangements applicable to its provision of switched access services to Interexchange Carriers via its access tandem switch and such arrangements will be in accordance with the MPB guidelines adopted by and contained in the Ordering and Billing Forum's MECOD and MECAB documents.  Except as modified herein, MPB arrangements will be determined during joint network planning.

6.4
Each Party will maintain provisions in its federal and state access tariffs, or provisions within the National Exchange Carrier Association (NECA) Tariff No. 4, or any successor tariff, sufficient to reflect the MPB arrangements, including MPB percentages, developed in accordance with this Agreement.

6.5
As detailed in the MECAB document, the Parties will exchange all information necessary to accurately, reliably and promptly bill third parties for Switched Access Services jointly handled by the Parties via the MPB arrangement.  The Parties will exchange the information in Exchange Message Interface (EMI) format, on magnetic tape or via a mutually acceptable electronic file transfer protocol.  The initial billing company (IBC) will provide the information to the subsequent billing company within ten (10) days of the IBC bill date.  A Party that fails to deliver the billing data will be liable to the other for the amount of associated unbillable charges, if any.

6.6
If MPB data is not submitted to the other within ten (10) days of the IBC bill date or is not in the standard EMI format, and if as a result the other Party is delayed in billing the IXC for the appropriate charges it incurs, the delaying Party shall pay the other Party a late MPB data delivery charge which will be the total amount of the delayed charges times the highest interest rate (in decimal value) which may be levied by law for commercial transactions, compounded daily for the number of days from the date the MPB charges should have been received, to and including the date the MPB charge information is actually received.  When the receiving Party has requested a delay in transmission of the records, a MPB data delivery charge will not be assessed.

6.7
Windstream and SouthEast will coordinate and exchange the billing account reference (“BAR”) and billing account cross reference (“BACR”) numbers for the MPB arrangements described in this Agreement.  Each Party will notify the other if the level of billing or other BAR/BACR elements change and results in a new BAR/BACR number.

SouthEast Telephone, Inc.
DATE

Attachment 12: Compensation

6.8
Billing to Interexchange carriers for the switched access services jointly provided by the Parties via the MPB arrangement will be according to the multiple bill multiple tariff method.  As described in the MECAB document, each Party will render a bill in accordance with its tariff for its portion of the service.  Each Party will bill its own network access service rates to the IXC.  The Party that provides the end office switching will be entitled to bill any residual interconnection charges (“RIC”) and common carrier line (“CCL”) charges associated with the traffic.  In those MPB situations where one Party sub-tends the other Party’s access tandem, only the Party providing the access tandem is entitled to bill the access tandem fee and any associated local transport charges.  The Party that provides the end office switching is entitled to bill end office switching fees, local transport charges, RIC and CCL charges, as applicable.

6.9
MPB will also apply to all jointly provided traffic bearing the 900, 800 and 888 NPAs or any other non-geographical NPAs which may likewise be designated for such traffic where the responsible party is an IXC.

6.10	Each Party will provide the other a single point of contact to handle any MPB questions.

7.0	Billing Arrangements for Compensation for Termination of IntraLATA, Local Traffic

7.1
With respect to those Exchanges where SouthEast intends to provide Local Exchange Service, SouthEast will, at a minimum, obtain a separate NXX code for each Exchange or group of Exchanges that share a common Mandatory Local Calling Scope.  At such time as both Parties have implemented billing and routing capabilities to determine traffic jurisdiction on a basis other than NXX codes separate NXX codes as specified in this paragraph will not be required.  At such time as SouthEast requests Windstream to establish interconnection to enable SouthEast to provide Exchange Services, the Parties will determine the number of NXXs necessary to identify the jurisdictional nature of traffic for intercompany compensation.  At such time as SouthEast requests additional points of interconnection, the Parties will appropriately define the number of NXXs necessary for the new interconnection points.

7.2	Bills rendered by either Party to the other will be due and payable as specified in the General Terms and Conditions, §8.0.
8.0	Alternate Billed Traffic

8.1
All call types routed between the networks must be accounted for, and revenues settled among the Parties. Certain types of calls will require exchange of billing records between the Parties including IntraLATA alternate billed calls (e.g. calling card, bill-to-third party, and collect records and LEC/CTU-provided Toll Free Service records). The Parties will utilize, where possible existing accounting and settlement systems to bill, exchange records and settle revenue.

8.1.1
The exchange of billing records for alternate billed calls (e.g., calling card, bill-to-third, and collect) will be through the existing CMDS processes, unless otherwise agreed to by the Parties in writing.

8.1.2
Inter-Company Settlements ("ICS") revenues will be settled through the Calling Card and Third Number Settlement System (“CATS”).  Each Party will make its own arrangements with respect to participation in the CATS processes, through direct participation or a hosting arrangement with a direct participant.

SouthEast Telephone, Inc.
DATE

Attachment 12: Compensation

8.1.3
Non-ICS revenue is defined as revenues associated with collect calls, calling card calls, and billed to third number calls which originate, terminate and are billed within the same Bellcore Client Company Territory.  The Parties will negotiate and execute an Agreement within 30 days of the execution of this Agreement for settlement of non-ICS revenue.  This separate arrangement is necessary since existing CATS processes do not permit the use of CATS for non-ICS revenue.  The Parties agree that the CMDS system can be used to transport the call records for this traffic.

8.1.4
Each Party will provide the appropriate call records to the other for toll free IntraLATA Interexchange Traffic, thus permitting each Party to bill its subscribers for the inbound Toll Free Service.  Each Party may charge its tariffed rate for such record provision.  No adjustments to data contained in tapes, disks or Network Data Mover will be made by a Party without the mutual Agreement of the Parties.

9.0	Issuance of Bills

9.1
Each Party shall establish monthly billing dates and the bill date will be the same day each month.  All bills will be delivered to the other Party no later than ten (10) calendar days from the bill date and at least twenty (20) calendar days prior to the payment due date (as described in this Attachment), whichever is earlier.  If a Party fails to receive a billing within the time period specified in this Section, the corresponding payment due date will be extended by the number of days the bill is late in being delivered.

SouthEast Telephone, Inc.
DATE

Attachment 13: Numbering

ATTACHMENT 13: NUMBERING
1.0	Numbering

1.1
Nothing in this Section will be construed to limit or otherwise adversely impact in any manner either Party’s right to employ or to request and be assigned any NANP numbers including, but not limited to, central office (NXX) codes pursuant to the Central Office Code Assignment Guidelines, or to establish, by tariff or otherwise, Exchanges and Rating Points corresponding to such NXX codes.  Each Party is responsible for administering the NXX codes assigned to it.

1.2	Each Party agrees to make available to the other, up-to-date listings of its own assigned NPA-NXX codes, along with associated Rating Points and Exchanges.

1.3
It will be the responsibility of each Party to program and update its own switches and network systems to recognize and route traffic to the other Party’s assigned NXX codes at all times.  Neither Party will impose fees or charges on the other Party for such required programming and updating activities.

1.4
It will be the responsibility of each Party to input required data into the Routing Data Base Systems (RDBS) and into the Bellcore Rating Administrative Data Systems (BRADS) or other appropriate system(s) necessary to update the Local Exchange Routing Guide (LERG).

1.5
Neither Party is responsible for notifying the other Parties’ End Users of any changes in dialing arrangements, including those due to NPA exhaust, unless otherwise ordered by the Commission, the FCC, or a court.

2.0	NXX Migration

2.1
Where a Party (first Party) has activated, dedicated or reserved an entire NXX for a single End User, if such End User chooses to receive service from the other Party (second Party), the first Party shall cooperate with the second Party to have the entire NXX reassigned in the LERG (and associated industry databases, routing tables, etc.) to an end office operated by the second Party.  Such transfer will require development of a transition process to minimize impact on the network and on the End User(s) service and will be subject to appropriate industry lead-times (currently 45 days) for movements of NXXs from one switch to another.

SouthEast Telephone, Inc.
DATE

Attachment 14: Number Portability

ATTACHMENT 14:  NUMBER PORTABILITY

1.0	Service Provider Number Portability (SPNP)

1.1
The FCC First Report and Order in CC Docket 95-116 requires “ . . .all LECs to implement a long term service provider portability solution that meets our performance criteria in the 100 large Metropolitan Statistical Areas (MSA) no later than October 1, 1997, and to complete deployment in those MSAs by December 31, 1998.”  While the FCC declined “ .to choose a particular technology for providing number portability”, they did establish performance criteria for permanent number portability and aligned expectations with the statutory definition of the Telecommunication Act of 1996 ordering Service Provider Number Portability (SPNP).  In a follow-up First Memorandum Opinion and Order on Reconsideration, the commission determined that the technology that meets the performance criteria is Location Routing Number (LRN).  LRN is being used by the telecommunications industry to provide SPNP.

2.0	Terms, Conditions Under Which Windstream Will Provide SPNP

2.1	Windstream will not offer SPNP services for NXX codes 555, 976, 950.

2.2
Prior to commencement of any service porting or LRN query service, the Parties must have an approved interconnection Agreement along with a conforming, functional direct network interconnection, pursuant to Attachment 4: Network Interconnection Architecture, between and among involved switches and exchanges.

2.3
Windstream will only provide SPNP services and facilities where technically feasible, subject to the availability of facilities, and only from properly equipped central offices. SPNP applies only when a Customer with an active account wishes to change local Carriers while retaining the telephone number or numbers associated with the account.

2.4	An SPNP telephone number may be assigned by SouthEast only to SouthEast’s Customers located within Windstream’s rate center, which is associated with the NXX of the ported number.

2.5
Windstream will deploy SPNP at a location within six (6) months after receipt of a Bona Fide Request from SouthEast as provided in §6.0, and subject to approval of this Agreement by the Commission and completion of the network preparation specified herein.

2.6
A service order processing charge (Service Order Charge), listed in Appendix B, will be applied to each service order issued by Windstream to process a request for installation, disconnection, rearrangement, changes to or record orders pursuant to this Attachment.

2.7	If SouthEast requests a coordinated cutover the charges contained in Appendix B will be applied.

2.8
If SouthEast cancels a conversion of an End User, SouthEast will notify Windstream of the cancellation by 2:00 Central Time on the day prior to the due date requested on the LSR.  If SouthEast notifies Windstream of a cancellation after 2:00 Central Time on the day prior to the due date requested on the LSR (“Late Notice”), SouthEast will pay the applicable time and material charge contained in Exhibit A Price List.  In the event of a Late Notice, Windstream does not guarantee that service disruption will not occur to the End User.

2.9
If SouthEast cancels or makes a change to an LSR due date, the original LSR will be cancelled, SouthEast will issue a new LSR and SouthEast shall be charged an additional Service Order charge, listed in Appendix B, for each LSR submitted under this Attachment.

SouthEast Telephone, Inc.
DATE

Attachment 14: Number Portability

3.0	Obligations of SouthEast

3.1	Each Party must offer proof of its certification with applicable regional Number Portability Administration Center (NPAC) prior to requesting SPNP from the other Party.

3.2	Each Party must advise the NPAC of telephone numbers that it imports and the associated data identified in industry forums as is required for SPNP.

3.3
After the initial deployment of SPNP in an MSA, if SouthEast wants an Windstream switch to become LRN capable, SouthEast must submit a Bona Fide request as provided in §6.0.  Windstream will make requested switch LRN capable within the time frame required by the FCC.

3.4	SouthEast will conform to NANC guidelines and LERG administration rules in requesting Windstream to open an NPA-NXX for portability in an LRN capable switch.

3.5	SouthEast is responsible to coordinate with the local E911 and Public Services Answering Point (PSAP) coordinators to insure a seamless transfer of End User emergency services.

3.6	SouthEast is required to conform to industry standard Local Service Request (LSR) format and guidelines in ordering and administration of individual service/number ports.

4.0	Obligations of Both Parties

4.1
When a ported telephone number becomes vacant, e.g., the telephone number is no longer in service by the original End User; the ported telephone number will be released back to the Local Service Provider owning the switch in which the telephone number’s NXX is native.

4.2	Either Party may block default routed calls from entering the public switched network when necessary to prevent network overload, congestion, or failure.

4.3	The Parties will conform to industry guidelines referenced herein in preparing their networks for SPNP and in porting numbers from one network to another.

4.4	The Parties will perform all standard SPNP certification and intra-company testing prior to scheduling intercompany testing between the Parties’ interconnected networks.

4.5
Each Party will designate a single point of contact (SPOC) to schedule and perform required test.  These tests will be performed during a mutually agreed time frame and must conform to industry portability testing and implementation criteria in force in the NPAC region.

5.0	Limitations of Service

5.1	Telephone numbers will be ported only within Windstream rate centers as approved by the State Commission.

5.2	Windstream and SouthEast porting rate center areas must comprise identical geographic locations and have common boundaries.

5.3.	Telephone numbers associated with Windstream Official Communications Services (OCS) NXXs will not be ported.

5.4	Telephone numbers in NXXs dedicated to choke networks will not be ported.

SouthEast Telephone, Inc.
DATE

Attachment 14: Number Portability

6.0	Service Provider Number Portability (SPNP) Bona Fide Request (BFR) Process

6.1
The Service Provider Number Portability (SPNP) Bona Fide Request (BFR) Process is the process for SouthEast to request that SPNP be deployed in Windstream exchanges that are not then capable of LRN query service.

6.2
SouthEast may request that SPNP be deployed by Windstream in is switches located in the MSAs.  Windstream will enable SPNP in the requested switches within six (6) months of receipt of BFR, based on the beginning dates for each MSA and subject to State Commission approval of an interconnection Agreement with respect to the location of the requested switch.

6.2	A BFR with respect to opening an Windstream switch for SPNP must be made in the form of a letter from SouthEast to:

Windstream
Attn: Interconnection Services
Rodney Parham Road
1170 B3F03-84A
Little Rock, AR 72212

6.4	The BFR must specify the following:

6.4.1	The MSA in which requested switch(es) are located.

6.4.2	Windstream switch(es), by CLLI codes, which are being requested to become SPNP capable.

6.4.3	Specific, resident NXX codes requested to open in each Windstream switch on the BFR.

6.4.4	The date when SPNP capability is requested for each Windstream switch on the BFR; however, the requested date must fall within the governing FCC schedules and interval guidelines. .

6.4.5	CLLI and NXXs of SouthEast switches serving the exchanges associated with the relevant Windstream switches.

SouthEast Telephone, Inc.
DATE

Attachment 15: INTENTIONALLY LEFT BLANK

ATTACHMENT 15: INTENTIONALLY LEFT BLANK

SouthEast Telephone, Inc.
DATE

Attachment 16: INTENTIONALLY LEFT BLANK

ATTACHMENT 16: INTENTIONALLY LEFT BLANK

SouthEast Telephone, Inc.
DATE

Attachment 17: INTENTIONALLY LEFT BLANK

ATTACHMENT 17: INTENTIONALLY LEFT BLANK

SouthEast Telephone, Inc.
DATE

Attachment 18: Performance Measures

ATTACHMENT 18: PERFORMANCE MEASURES

1.0	General

1.1
Windstream will use its best efforts to satisfy all service standards, intervals, measurements, specifications, performance requirements, technical requirements, and performance standards that are specified in this Agreement or are required by law or regulation.   In addition, Windstream’s performance under this Agreement shall be provided to SouthEast at parity with the performance Windstream provides itself for like service(s).

2.0	Interconnection

2.1	Trunk Provisioning Intervals

2.1.1	Access Service Request (ASR)

Positive acknowledgment of receipt of a non-valid ASR will be made within two business days, provided the ASR is received before 3PM Eastern Standard Time (1PM Mountain Standard Time.)  The start time for determining the FOC interval will commence with receipt of a valid ASR.  A non-valid ASR will not start the FOC interval.

2.1.2	Firm Order Confirmation (FOC)

An FOC confirming the due date will be sent within 2 business days (16 business hours) after receipt of a valid ASR subject to facility availability.   Subject to availability of facilities service will be implemented (trunks in service) within 20 business days of receipt of a valid ASR.

2.1.3	Performance Expectation

Provided the conditions are met under 2.1.1 and 2.1.2 proceeding, Windstream’s performance expectation is to provide 100% due dates met within reporting month.  If service levels fall below 95% of the performance expectation within a reporting month, root cause analysis and joint problem resolution will be implemented within thirty (30) days.

2.2	Trunking Grade of Service

2.2.1	Exchange Access (IXC Toll Traffic)

For exchange access traffic routed via an access tandem blocking on each leg will be held to .005 (1/2% blockage).

2.2.2	All Other

All other final routed traffic will be held to .01 (1% blockage).

2.2.3	Performance Expectation

Provided the conditions are met under 2.2.1 and 2.2.2 preceding, Windstream’s performance expectation is to provide traffic flow 100% of the time.  If service levels fall below the performance expectation within a reporting month, root cause analysis and joint problem resolution will be implemented within thirty (30) days.

SouthEast Telephone, Inc.
DATE

Attachment 18: Performance Measures

2.3	Trunk Service Restoration

2.3.1	Service Affecting

Service affecting trunk service trouble will be responded to at parity with the performance Windstream provides itself for like service(s).  Service affecting trouble is defined as a condition or event affecting 20% or more of the total trunk group and overflows are experienced.

2.3.2	Non Service Affecting

Non service affecting trouble will be responded to at parity with the performance Windstream provides itself for like service(s).

2.3.3	Performance Expectation

Zero loss of service due to downtime.  If service levels fall below the Performance Expectation within a reporting month, root cause analysis and joint problem resolution will be implemented within thirty (30) days.  Specific time-frames will be listed relative to performance.

3.0	Maintenance Intervals

3.1.	Service Affecting

Service affecting maintenance trouble will be responded to at parity with the performance Windstream provides itself for like service(s).

3.2	Non Service Affecting

Non service affecting trouble will be responded to at parity with the performance Windstream provides itself for like service(s).

3.3	Performance Expectation

Zero loss of service due to downtime.  If service levels fall below the Performance Expectation within a reporting month, root cause analysis and joint problem resolution will be implemented within thirty (30) days.  Specific time-frames will be listed relative to performance.

4.0	Local Service Provisioning Intervals

4.1	Local Service Request (LSR)

Positive acknowledgement of receipt of a non-valid LSR will be made within two business days, provided the LSR is received before 3PM Eastern Standard Time (1PM Mountain Standard Time).  The start time for determining the Local Service Request Confirmation (LSCN) interval will commence with receipt of a valid LSR.  A non-valid LSR will not start the LSCN interval.

SouthEast Telephone, Inc.
DATE

Attachment 18: Performance Measures

4.2	Local Service Request Confirmation (LSCN)

An LSCN confirming the due date will be sent within 2 business days (16 business hours) after receipt of a valid LSR subject to facility availability.

4.3	Performance Expectation

Provided the conditions are met under 4.1.1 and 4.1.2 proceeding, Windstream’s performance expectation is to provide 100% due dates within the reporting month.  If service levels fall below 95% of the performance expectation within a reporting month, root cause analysis and joint problem resolution will be implemented within thirty (30) days.

SouthEast Telephone, Inc.
DATE

Attachment 19: Bona Fide Request (BFR) Process

ATTACHMENT 19: BONA FIDE REQUEST (BFR) PROCESS

1.1	A Bona Fide Request (BFR) must be used when SouthEast requests a change to any Services and/or Elements provided hereunder, including features, capabilities, or functionality.

1.2
A BFR shall be submitted in writing by SouthEast and shall specifically identify the required service date, technical requirements, space requirements and/or such specifications that clearly define the request such that Windstream has sufficient information to analyze and prepare a response.  Such a request also shall include SouthEast’s designation of the request as being (i) pursuant to the Telecommunications Act of 1996 or (ii) pursuant to the needs of the business.

1.3	Although not expected to do so, SouthEast may cancel, without penalty, a BFR in writing at any time. Windstream will then cease analysis of the request.

1.4
Within two (2) business days of its receipt, Windstream shall acknowledge in writing, the receipt of the BFR and identify a single point of contact and any additional information needed to process the request.

1.5
Except under extraordinary circumstances, within twenty (20) days of its receipt of a BFR, Windstream shall provide to SouthEast a preliminary analysis of the BFR.  The preliminary analysis will include Windstream’s proposed price (plus or minus 25 percent) and state whether Windstream can meet SouthEast’s requirements, the requested availability date, or, if Windstream cannot meet such date, provide an alternative proposed date together with a detailed explanation as to why Windstream is not able to meet SouthEast’s requested availability date.  Windstream also shall indicate in this analysis its Agreement or disAgreement with SouthEast’s designation of the request as being pursuant to the Act or pursuant to the needs of the business.  If Windstream does not agree with SouthEast’s designation, it may utilize the Dispute Resolution Process described in the General Terms and Conditions §9.0.  In no event, however, shall any such dispute delay Windstream’s process of the request.  If Windstream determines that it is not able to provide SouthEast with a preliminary analysis within twenty (20) days of Windstream’s receipt of a Bona Fide Need request, Windstream will inform SouthEast as soon as practicable.  The Parties will then determine a mutually agreeable date for receipt of the preliminary analysis.

1.6
As soon as possible, but in no event more than forty-five (45) days after receipt of the request, Windstream shall provide SouthEast with a BFR quote which will include, at a minimum, the firm availability date, the applicable rates and the installation intervals, and a price quote.

1.7
Unless SouthEast agrees otherwise, all proposed prices shall be the pricing principles of this Agreement, in accordance with the Act, and any applicable FCC and Commission rules and regulations.  Payments for services purchased under a BFR will be made as specified in this Agreement, unless otherwise agreed to by SouthEast.

1.8
Within thirty (30) days after receiving the firm BFR quote from Windstream, SouthEast will notify Windstream in writing of its acceptance or rejection of Windstream’s proposal.  If at any time an Agreement cannot be reached as to the terms and conditions or price of the request, or if Windstream responds that it cannot or will not offer the requested item in the BFR and SouthEast deems the item essential to its business operations, and deems Windstream’s position to be inconsistent with the Act, FCC, or Commission regulations and/or the requirements of this Agreement, the Dispute Resolution Process set for in the General Terms and Conditions, §9.0 of the Agreement may be used by either Party to reach a resolution.

SouthEast Telephone, Inc.
DATE

Attachment 20: Definitions

ATTACHMENT 20: DEFINITIONS

Definitions of the terms used in this Agreement are listed below.  The Parties agree that certain terms may be defined elsewhere in this Agreement, as well as terms not defined shall be construed in accordance with their customary meaning in the telecommunications industry as of the Effective Date of this Agreement.

“Access Service Request” or “ASR” means the industry standard forms and supporting documentation used for ordering Access Services.  The ASR may be used to order trunking and facilities between Windstream and SouthEast for local interconnection.

“Act” means the Communications Act of 1934 (47 U.S.C. §151 et seq.), as amended by the Telecommunications Act of 1996, as may be subsequently amended or, as from time to time interpreted in the duly authorized rules and regulations of the FCC or the Commission having authority to interpret the Act within its state of jurisdiction.

“Ancillary Services” are services which support, but, are not required for interconnection of telecommunications networks between two or more parties, e.g., 911 (if applicable) and Directory Services.

 “Automatic Location Identification” or “ALI” is a feature developed for E911 systems that provides for a visual display of the caller’s telephone number, address, and the means of the emergency response agencies that are responsible for that address.  The Competitive Local Exchange Company will provide ALI record information in the National Number Association (NENA) version #2 format.

“Automatic Location Identification/Data Management System” or “ALI/DMS” means the emergency service (E911/911) database containing subscriber location information (including name, address, telephone number, and sometimes special information from the local service provider) used to determine to which Public Safety Answering Point (PSAP) to route the call.

"Calling Party Number" or "CPN" is a feature of Signaling System 7 ("SS7") protocol whereby the 10-digit number of the calling party is forwarded from the end office.

“CLASS (Custom Local Area Signaling Service) and Custom Features” means a grouping of optional enhancements to basic local exchange service that offers special call handling features to residential and single-line business Customers (e.g., call waiting, call forwarding and automatic redial).

"Commission" or "PUC" or "PSC" means the state administrative agency to which the United States Congress or state legislature has delegated authority to regulate the operations of Local Exchange Carriers ("LECs") as defined in the Act.

"Common Channel Signaling" or "CCS" means a special network, fully separate from the transmission path of the public switched network that digitally transmits call setup and network control data.

“Confidential Information” has the meaning set forth in §6.0 of the General Terms and Conditions.

 “Contract Year” means a twelve (12) month period during the term of the contract commencing on the Effective Date and each anniversary thereof.

"Customer" means, whether or not capitalized, any business, residential or governmental Customer of services covered by the Agreement, and includes the term "End User".  More specific meanings of either of such terms are dependent upon the context in which they appear in the Agreement and the provisions of the Act.

“Customer Proprietary Network Information” or “CPNI” means information that relates to the quantity, technical configuration, type, destination, and amount of a Telecommunications Service subscribed to by any  Customer of a Telecommunications Carrier, and that is made available to the carrier by the Customer solely by virtue of the carrier Customer relationship; and information contained in the bills pertaining to telephone exchange service or telephone toll service received by a Customer of a carrier.

SouthEast Telephone, Inc.
DATE

Attachment 20: Definitions

“Discloser” means that Party to this Agreement which has disclosed Confidential Information to the other Party.

“E911 Service” is a method of routing 911 calls to a PSAP that uses Customer location data in the ALI/DMS to determine the PSAP to which a call should be routed.

“Effective Date” is the date indicated in the Preface on which the Agreement shall become effective.

"End Office" means a local Windstream switching point where Windstream Customer station loops are terminated for purposes of interconnection to each other and to the network.

"End User" means, whether or not capitalized, any business, residential or governmental Customer of services covered by the Agreement and includes the term "Customer".  More specific meanings of either of such terms are dependent upon the context in which they appear in the Agreement and the provisions of the Act.

“Enhanced White Pages Listings” means optional features available for residential White Pages Directory Listings (e.g., bold, italics, lines of distinction).

“Exchange” is the geographic Territory as listed in §48.0 of the General Terms and Conditions of this Agreement.

"Exchange Access" is defined in the Act.

 “Exchange Services” are two-way switched voice-grade telecommunications services with access to the public switched network with originate and terminate within an exchange.

"FCC" means the Federal Communications Commission.

“ICB” means individual case basis.

"Incumbent Local Exchange Carrier” or “ILEC” has the meaning given the term in the Act.

"Interconnection" has the meaning given the term in the Act and refers to the connection of separate pieces of equipment, facilities, or platforms between or within networks for the purpose of transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic.

“Interconnection Agreement” means the Agreement between the Parties entitled “Interconnection Agreement Under §§251 and 252 of the Telecommunications Act of 1996,” dated July 16, 1996.

"Interexchange Carrier" or "IXC" means a telecommunications provider that provides long distance communications services between LATAs and authorized by the Commission to provide long distance communications services.

"InterLATA" has the meaning given the term in the Act.

"IntraLATA Traffic" means all IntraLATA calls provided by a LEC other than traffic completed in the LECs local exchange boundary.

“Interconnection Point” or “IP” is the point of demarcation at a technically feasible point within Windstream’s interconnected network within the LATA, as specified in Attachment 4 Section 2.1.1, where the networks of Windstream and SouthEast interconnect for the exchange of traffic.

"Local Access and Transport Area" or "LATA” has the meaning given to the term in the Act.

"Local Exchange Carrier" or "LEC" means the incumbent carrier that provides facility-based Exchange Services, which has universal-service and carrier-of-last-resort obligations.

SouthEast Telephone, Inc.
DATE

Attachment 20: Definitions

"Local Service Provider” or “SouthEast” means a non-incumbent carrier licensed by the Commission with the appropriate certification (e.g., a Certificate of Authorization or Service Provider Certificate of Authorization) and authority necessary to provide Exchange Services.

“Local Service Request” or “LSR” means an industry standard form used by the Parties to add, establish, change or disconnect services provided under this Agreement.

 “911 Service” means a universal telephone number, which gives the public direct access to the PSAP.  Basic 911 service collects 911 calls from one or more local exchange switches that serve a geographic area.  The calls are then sent to the correct authority designated to receive such calls.

“Operating Company Number” or “OCN” means nationally recognized company codes set forth in the LERG that will be used as the official identification code for each company that provides local exchange telephone service.

"Parties,” means Windstream and SouthEast collectively.

"Party" means either Windstream or SouthEast as applicable.

“P.01 Transmission Grade of Service” means a trunk facility provisioning standard with the statistical probability of no more than one call in 100 blocked on initial attempt during the average busy hour.

“Percent Interstate Local Usage” or “PLU” is a calculation which represents the ratio of the local minutes to the sum of local IntraLATA minutes between exchange carriers sent over Local Interconnection Trunks.  Directory assistance, BLV/BLVI, 900, 976, transiting calls from other exchange carriers and switched access calls are not included in the calculation of the PLU.

“Public Safety Answering Point” or “PSAP” is the public safety communications center where 911 calls placed by  the public for a specific geographic area will be answered.

“Recipient” means the Party to this Agreement, which has received Confidential Information from the other Party.

“Service Provider Number Portability/Number Portability” or “SPNP” means the ability of users of telecommunications services to retain, at the same location, existing telecommunications numbers without the impairment of quality, reliability, or convenience when switching from one telecommunications carrier to another.

"Signaling System 7" or “SS7" means a signaling protocol used by the CCS network.

 “Telephone Exchange Service” means wireline exchange connections amongst LEC End Users.

"Telecommunications" has the meanings given in the Act.

"Termination" means the switching of Local Traffic at the terminating carrier's end office switch, or equivalent facility, and delivery of such traffic to the called Party.

"Territory" means the Windstream exchange service areas as listed in §48.0 of the General Terms and Conditions of this Agreement.

“Undefined Terms” The Parties acknowledge that terms may appear in the Agreement that are not defined and agree that any such terms shall be construed in accordance with their end-user usage in the telecommunications industry as of the Effective Date of this Agreement.

“Windstream” has the meaning set forth in the preamble.

“Work Locations” means any real estate that Windstream owns, leases or licenses or in which it holds easements or other rights to use, or does use, in connection with this Agreement.

SouthEast Telephone, Inc.
DATE

Attachment 21: Acronyms

ATTACHMENT 21: ACRONYMS

AMA	Automated Message Accounting
ASR	Access Service Request
BAN	Billing Account Number
BFR	Bona Fide Request
BRADS	Bellcore Rating Administrative Data Systems
CAP	Competitive Access Provider
CATS	Calling Card and Third Number Settlement System
CCL	Carrier Common Line
CCS	Common Channel Signaling
CLASS	Custom Local Area Signaling Service
SouthEast	SouthEast
CMDS	Centralized Message Distribution System
CPN	Calling Party Number
CPNI	Customer Propriety Network Information
EAS	Extended Area Service
ELCS	Extended Local Calling Service
EMI	Exchange Message Interface
EUCL	End User Common Line
FCC	Federal Communications Commission
FOC	Firm Order Commitment
ILEC	Incumbent Local Exchange Carrier
IP	Interconnection Point
ISDN	Integrated Digital Services Network
ISDNUP	Integrated Digital Services Network User Part
IXC	Interexchange Carrier
LATA	Local Access and Transport Area
LEC	Local Exchange Carrier
LERG	Local Exchange Routing Guide
LOA	Letter of Authority
LRN	Local Routing Number
LSCN	Local Service Request Confirmation
LSP	Local Service Provider
LSR	Local Service Request
MSA	Metropolitan Statistical Area
MTP	Message Transfer Part
MTS	Message Telephone Service
NEBS	Network Equipment Building System
NECA	National Exchange Carrier Association
NIIF	Network Interoperability Interface Forum
NPA	Numbering Plan Area
NPAC	Number Portability Administration Center
OCN	Operating Company Number
OLI	Originating Line Information
PIC	Primary Interexchange Carrier
PLU	Percent Local Usage
PON	Purchase Order Number
PSC	Public Service Commission
PUC	Public Utilities Commission
RDBS	Routing Data Base Systems
SLC	Subscriber Line Charge
SONET	Synchronous Optical Network
SPNP	Service Provider Number Portability
SS7	Signaling System 7
STP	Signaling Transfer Point
TCAP	Transaction Capabilities Application Part
Windstream	Windstream

SouthEast Telephone, Inc.
DATE

Appendix A: Billing Dispute Form

APPENDIX A – Billing Dispute Form

Billing Company Contact Information Section:
1. Billing Company Name:		2. Billing Contact Name:
3. Billing Contact Address:		4. Billing Contact Phone:
5. Billing Contact Fax #:
6. Billing Contact Email:
Disputing Company Contact Information Section:
7. Disputing Company Name:		8. Disputing Contact Name:
9. Disputing Contact Address:		10. Disputing Contact Phone:
11. Disputing Contact Fax #:
12. Disputing Contact Email:
General Dispute Section:
13. Date of Claim: (yyyy-mm-dd):		14. Status:	15. Claim/Audit Number:
16. Service Type:
17. ACNA:	18. OCN:	19. CIC	20. BAN:	21. Invoice Number(s):
22. Bill Date: 23. Billed Amount: $_________		24. Dispute Reason Code:	25. Dispute Desc:
26. Disputed Amount: $ 27. Disputed Amount Withheld: $ 28. Disputed Amount Paid: $			29. Dispute Bill Date From: Dispute Bill Date Thru:
Dispute Information Section:
30. Rate Element/USOC:			31. Rate: Billed Correct
Factor Information: 32. PIU: Billed Correct 33. PLU: Billed Correct 34. BIP: Billed Correct 35. Other Factors: Billed Correct		36: Jurisdiction ☐Non Jurisdictional ☐Inter/Interstate ☐Intra/Interstate ☐Intra/Intrastate ☐Inter/Intrastate ☐ Local	37. Mileage: Billed Correct 38. Contract Name/#: 39. Business/Residence Indicator: 40: State: 41: LATA:
Facilities/Dedicated Circuit Dispute Information Section:
42. PON: 43 SON: 44. EC Circuit ID: 45 Circuit Location: 46. IC Circuit ID: 47. CFA :			48. TN/All: 49. Point Code: 50. USOC Quantity: 51. Two-Six Code:
52. Facilities From Date: Thru Date:

SouthEast Telephone, Inc.
DATE

Appendix A: Billing Dispute Form

Usage Dispute Information Section:
53. End Office CLLI:		54. TN/All:
55. Usage Billed Units/Quantity:		56. Usage Billed Units/Quantity Disputed:
57. Directionality: ☐ N/A ☐ Orig. ☐ Term. ☐ Combination	58. Query:	59. Query Type:
60. OC&C SON:		61 OC&C PON:
62. Usage From Date: Thru Date:
Information Section:
63. Tax Dispute Amount:		64. Tax exemption form attached : ☐
65. Invoice(s) LPC billed: 66. LPC paid, date of payment:
OTHER
67. Other remarks
Resolution Information Section:
68. Resolution Date:
69. Resolution Amount: $		70. Resolution Reason:
71. Adjustment Bill Date:		72. Adjustment Invoice Number:
73. Adjustment Phrase Code(s):	74. Adjustment BAN/	75. Adjustment SON:
76. Disputed Amount: $		77. Amount Credited: $
78. Bill Section Adjustment will appear on: OC&C_____ Adjustment_____
79. Resolution remarks:

SouthEast Telephone, Inc.
DATE

Appendix B: Price List

Appendix B: Price List

	Nonrecurring Charges
	Initial	Additional
Service Order Charges
New 1
Residential	$47.25
Business	$47.25
Change 2
Residential	$24.00
Business	$24.00
Disconnect 3
Residential	$24.00
Business	$24.00
Expedite Charge 4	TBD

Manual Service Order Charges 5	$65.00

Time and Material Charges
Basic Time per half (1/2) hour	$45.00	$45.00
Overtime per half (1/2) hour	$62.50	$62.50
Premium Time per half (1/2) hour	$85.00	$85.00

Coordinated Cut-Over Charge
Basic Time per half (1/2) hour	$45.00	$45.00
Overtime per half (1/2) hour	$62.50	$62.50
Premium Time per half (1/2) hour	$85.00	$85.00

Reciprocal Compensation MOU Rate	$.01334

1 New – includes each local number portability request and each new directory listing request.
2 Change - includes any rearrangement or change to an existing service, supplemental requests or existing directory listing.
3 Disconnect – disconnection of a Windstream service or of a Windstream or ETS directory listing.
4 Expedite - applies if ETS requests service prior to the standard due date intervals and the expedite request can be met by Windstream.
5 Manual – applies to orders sent via facsimile, electronic mail or US Postal Service when Windstream Express is available.

SouthEast Telephone, Inc.
DATE

AMENDMENT NO. 1

to the

INTERCONNECTION AGREEMENT

between

Windstream Kentucky, East, LLC

and

SouthEast Telephone, Inc.

This Amendment No. 1 ( “Amendment”) is made this 9th day of July, 2008 (“Amendment Effective Date”), by and between Windstream Kentucky, East, LLC ("Windstream”), with its principal place of business at 4001 Rodney Parham Rd., Little Rock, Arkansas 72212 and SouthEast Telephone, Inc. (“SouthEast”) (Windstream and SouthEast may be hereinafter referred to, each individually, as a “Party” and, collectively, as the “Parties”).

This Amendment covers services in the Commonwealth of Kentucky.

WITNESSETH:

WHEREAS, SouthEast and Windstream are Parties to an Interconnection Agreement entered into pursuant to Sections 251 and 252 of the Telecommunications Act of 1996, that was approved by the Kentucky Public Service Commission in PSC Reference No. 00903 (the "Agreement"); and

WHEREAS, the Agreement is set to expire by its own terms on October 31, 2008; and

NOW, THEREFORE, in consideration of the mutual promises, provisions and covenants herein contained, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.0	Section 4.1 of the General Terms and Conditions is replaced in its entirety with the following:

4.1
The Parties agree to the provisions of this Agreement for a term of forty-two (42) months (“the Term”) from the Effective Date of this Agreement. This Agreement will terminate on October 31, 2010 (“the Termination Date”).

2.0	Section 9.1.1 of the General Terms and Conditions is replaced in its entirety with the following:

9.1.1	Billing Disputes

The disputing Party must submit billing disputes (“Billing Disputes”) to the billing Party on the Billing Dispute Form contained in Appendix A by the due date on the disputed bill unless the disputed bill is paid in full. In the event the disputing Party pays a disputed bill in full and later decides to file a Billing Dispute, the disputing Party must submit the Billing Dispute to the billing Party on the Billing Dispute Form contained in Appendix A within twelve (12) months of the due date of the disputed bill. The dispute form must be complete, with all fields populated with the required information for the billable element in dispute.  If the billing dispute form is not complete with all information, the dispute will be rejected by the billing Party.  After receipt of a completed dispute, the billing Party will review to determine the accuracy of the billing dispute.  If the billing Party determines the dispute is valid, the billing Party will credit the disputing Party’s bill by the next bill date.  If the billing Party determines the billing dispute is not valid, the disputing Party may escalate the dispute as outlined in section 9.1.1.1.  If escalation of the billing dispute does not occur within the 30 days as outlined below, the disputing Party must remit payment for the disputed charge, including late payment charges, to the billing Party by the next bill date and these charges are no longer considered disputed charges.  The Parties will endeavor to resolve all Billing Disputes within sixty (60) calendar days from receipt of the Dispute Form.

3.0	Miscellaneous Provisions are amended as follows:

3.1
Conflict between this Amendment and the Agreement.  This Amendment shall be deemed to revise the terms and provisions of the Agreement to the extent necessary to give effect to the terms and provisions of this Amendment.  In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, this Amendment shall govern, provided, however, that the fact that a term or provision appears in this Amendment but not in the Agreement, or in the Agreement but not in this Amendment, shall not be interpreted as, or deemed grounds for finding, a conflict for purposes of this Section 2.

3.2
Counterparts.  This Amendment may be executed in one or more counterparts, each of which when so executed and delivered shall be an original and all of which together shall constitute one and the same instrument.

3.3
Captions.  The Parties acknowledge that the captions in this Amendment have been inserted solely for convenience of reference and in no way define or limit the scope or substance of any term or provision of this Amendment.

3.4
Scope of Amendment.  This Amendment shall amend, modify and revise the Agreement only to the extent set forth expressly in Sections 1 and 2 of this Amendment, and, except to the extent set forth in Sections 1 and 2 of this Amendment, the terms and provisions of the Agreement shall remain in full force and effect after the Effective Date.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the Amendment Effective Date.

Windstream Kentucky East, LLC		SouthEast Telephone, Inc.

By:	/s/ Michael Rhoda	By:	/s/ Darrell Maynard

Printed: Michael Rhoda		Printed: Darrell Maynard

Title: Senior Vice President – Government Affairs		Title: President

AMENDMENT NO. 2

to the

INTERCONNECTION AGREEMENT

between

Windstream Kentucky, East, LLC

and

SouthEast Telephone, Inc.

This Amendment No. 2 ( “Amendment”) is made this 23rd day of August, 2010 (“Amendment Effective Date”), by and between Windstream Kentucky, East, LLC ("Windstream”), with its principal place of business at 4001 Rodney Parham Rd., Little Rock, Arkansas 72212 and SouthEast Telephone, Inc. (“SouthEast”) (Windstream and SouthEast may be hereinafter referred to, each individually, as a “Party” and, collectively, as the “Parties”).

This Amendment covers services in the Commonwealth of Kentucky.

WITNESSETH:

WHEREAS, SouthEast and Windstream are Parties to an Interconnection Agreement entered into pursuant to Sections 251 and 252 of the Telecommunications Act of 1996, that was approved by the Kentucky Public Service Commission in PSC Reference No. 00903 (the "Agreement"); and

WHEREAS, SouthEast and Windstream amended the Interconnection Agreement effective July 9, 2008; and

WHEREAS, the amended Agreement is set to expire by its own terms on October 31, 2010; and

NOW, THEREFORE, in consideration of the mutual promises, provisions and covenants herein contained, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.0	Section 4.1 of the General Terms and Conditions is replaced in its entirety with the following:

4.1
The Parties agree to the provisions of this Agreement for a term of fifty-four (54) months (“the Term”) from the Effective Date of this Agreement. This Agreement will terminate on October 31, 2011 (“the Termination Date”).

interpreted as, or deemed grounds for finding, a conflict for purposes of this Section 2.

4.2
Counterparts.  This Amendment may be executed in one or more counterparts, each of which when so executed and delivered shall be an original and all of which together shall constitute one and the same instrument.

4.3
Captions.  The Parties acknowledge that the captions in this Amendment have been inserted solely for convenience of reference and in no way define or limit the scope or substance of any term or provision of this Amendment.

4.4
Scope of Amendment.  This Amendment shall amend, modify and revise the Agreement only to the extent set forth expressly in Sections 1, 2, and 3 of this Amendment, and, except to the extent set forth in Sections 1, 2, and 3 of this Amendment, the terms and provisions of the Agreement shall remain in full force and effect after the Effective Date.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the Amendment Effective Date.

Windstream Kentucky East, LLC		SouthEast Telephone, Inc.

Date: 9-15+10		Date: 8-23-10

By:	/s/ Michael Rhoda	By:	/s/ Carla J. Reichelderfer

Printed: Michael Rhoda		Printed: Carla Reichelderfer

Title: Senior Vice President – Government Affairs		Title: President